                                                                   Exhibit 10.19

ACCREDITED INVESTORS ONLY                     MEMORANDUM # __________

                         CONFIDENTIAL OFFERING MEMORANDUM

                           $1,000,000 MAXIMUM OFFERING
                            $250,000 MINIMUM OFFERING

                         TRUEVISION INTERNATIONAL, INC.
                             A DELAWARE CORPORATION

                          13% NOTES DUE APRIL 15, 2000
                        DENOMINATED IN $5,000 INCREMENTS
                       WITH COMMON STOCK WARRANTS ATTACHED

                      MINIMUM PURCHASE - 5 NOTES ($25,000)

TrueVision International, Inc. (the "Company" or "TrueVision") hereby offers (the "Offering"), on a "best efforts" basis to Accredited Investors only, as that term is defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), a maximum aggregate principal amount of $1,000,000 of its subordinated promissory notes (the "Notes"), subject to a minimum aggregate Offering of $250,000 of its Notes, due April 15, 2000. The Notes are being offered in denominations of $5,000 per Note, with a minimum purchase of 5 Notes ($25,000) per purchaser. Each Note will have 2,500 non-detachable Common Stock warrants (the "Warrants") which entitle the holder thereof the right to purchase 2,500 Units of the Company's Common Stock, $.001 par value ("Common Stock") at an exercise price of $8.40 per share. One Note and 2,500 Warrants are being offered as a "Unit." The Warrants will expire without value on April 15, 2004, unless exercised by the holder. The proceeds from the sale of the Units will be used as "bridge capital" to reduce existing obligations, to provide working capital to enable the Company to conduct an underwritten public offering of its Common Stock, and to support expansion into additional geographic markets and related marketing activities conducted primarily through TrueVision Laser Center of Albuquerque, a New Mexico corporation ("TVLCA"), a subsidiary corporation. The Notes are unsecured and constitute a general obligation of the Company. The Notes will bear simple interest at the rate of 13% per annum, payable at maturity, and are subject to a mandatory, early redemption by the Company, at their principal face value, plus any accrued interest (without penalty), from the proceeds of the Company's proposed initial public offering (the "IPO"). However, there can be no assurance that the Company will effect any such proposed IPO of its securities. (See "Risk Factors" and "Proposed Public Offering")

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY ARE FAMILIAR WITH AND UNDERSTAND THE TERMS, RISKS AND MERITS OF THIS OFFERING (SEE "RISK FACTORS").

THESE SECURITIES ARE BEING OFFERED WITHOUT REGISTRATION UNDER ANY FEDERAL OR STATE SECURITIES LAWS, BUT ARE BEING OFFERED UNDER AN EXEMPTION FROM REGISTRATION PURSUANT TO SECTIONS 3(b), 4(2), AND 4(6), AND RULE 506 OF REGULATION D, PROMULGATED UNDER THE ACT , AND UNDER COMPARABLE EXEMPTIONS AVAILABLE UNDER VARIOUS STATE SECURITIES LAWS. THESE SECURITIES ARE OFFERED ONLY WHERE SUCH EXEMPTIONS FROM REGISTRATION IS AVAILABLE. HOWEVER, THE SECURITIES AND EXCHANGE COMMISSION ("COMMISSION") HAS NOT DETERMINED THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION. THESE SECURITIES HAVE NOT BEEN REVIEWED, APPROVED OR DISAPPROVED BY THE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY, ADEQUACY, COMPLETENESS OR MERITS OF THIS OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                  PRICE TO             OFFERING          NET TO THE
                                INVESTORS (1)        EXPENSES (2)        COMPANY (3)
---------------------------------------------------------------------------------------------
PER UNIT                               $5,000             $650           $4,350
MINIMUM INVESTMENT ($25,000)          $25,000           $3,250          $21,750
MINIMUM OFFERING                     $250,000          $32,500         $217,500
TOTAL MAXIMUM OFFERING             $1,000,000         $130,000         $870,000
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------

                     (SEE NOTES TO TABLE ON FOLLOWING PAGE)

             THE DATE OF THIS OFFERING MEMORANDUM IS APRIL 6, 1999.

NOTES TO TABLE ON COVER PAGE

(1) The Units are being offered by the Company on a "best efforts" basis to Accredited Investors only (as that term is defined under Regulation D, Rule 501 of the Securities Act. A minimum purchase of 5 Units or a total aggregate of $25,000 in principal amount of the Notes, with a total of 1,500 Warrants attached, is required for each subscriber. The offering price has been determined arbitrarily by the Company and bears no relation to any market value of the Units, book value of the Company or any other recognized criteria of value.
(2) In connection with this Offering, the Company may utilize the services of selected broker/dealers, who are member firms of the National Association of Securities Dealers, Inc. (the "NASD"), and other commissioned selling agents, although no such arrangements have been made with any broker/dealers or selling agents as of the date of this Memorandum, and no broker/dealer is under any obligation to purchase any of the Units. No commissions or non-accountable expenses will be paid on Units sold directly to purchasers by the Company, or its officers and directors. The Offering Expenses set forth above include sales commissions of 10% and a non-accountable expense allowance of 3%, which may be paid on Units sold by broker/dealers or commissioned sales agents, but do not include any additional expenses expected to be incurred by the Company in connection with the Offering, including, but not limited to, legal, accounting, printing and other costs.
(3) Pending receipt of the minimum aggregate Offering amount of $250,000, all funds will be held in a bank escrow account to be established immediately after commencement of the Offering. The escrow agreement will provide that funds shall be released upon receipt by the escrow agent of subscriptions in the amount of $250,000 being deposited into the escrow account. Unless the minimum subscription of the Offering has been sold by June 30, 1999 (which date may be extended for up to an additional 90 days at the discretion of the Company), no Units will be sold and all funds collected from subscribers will be refunded promptly, without interest or deduction. The Company has reserved the right to terminate the Offering at any time, and will terminate the Offering if less than fifty Notes ($250,000) are subscribed to.

Prior to this Offering, there has been no market for the securities of the Company and there can be no assurance that any trading market in the Units or any securities of the Company will ever develop, or that if any trading market is developed, that it will continue. The Company is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and accordingly, is not required to file annual or quarterly reports with the Securities and Exchange Commission (the "Commission"). The Company is conducting this Offering pursuant to Rule 506 of Regulation D, under the Securities Act.

            --------------------------------------------------------

                            NOTICE TO ALL SUBSCRIBERS


         THIS MEMORANDUM CONTAINS CONFIDENTIAL NON-PUBLIC INFORMATION. ANY REPRODUCTION OR DISTRIBUTION, IN WHOLE OR IN PART, OR THE DISCLOSURE OF ANY OF THE INFORMATION CONTAINED HEREIN, WITHOUT THE PRIOR CONSENT OF THE COMPANY IS PROHIBITED. THE RECIPIENT OF THIS MEMORANDUM AGREES TO RETURN THIS MEMORANDUM PROMPTLY TO THE COMPANY WITHOUT MAKING OR RETAINING COPIES THEREOF IF THE RECIPIENT ELECTS NOT TO SUBSCRIBE.

         THE SECURITIES MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED PURSUANT TO FEDERAL AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN ACCEPTABLE OPINION OF COUNSEL THAT AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

         THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER IN ANY JURISDICTION IN WHICH AN OFFER IS NOT AUTHORIZED, OR TO ANY INDIVIDUAL WHO DOES NOT MEET THE INVESTOR SUITABILITY STANDARDS DESCRIBED IN THIS MEMORANDUM. PROSPECTIVE INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY MEET THE INVESTOR SUITABILITY STANDARDS AND THAT THEY ARE FAMILIAR WITH AND UNDERSTAND THE TERMS, RISKS AND MERITS OF THIS OFFERING. OFFERS ARE MADE ONLY TO PERSONS WHO MEET THE INVESTOR SUITABILITY STANDARDS SET FORTH UNDER "INVESTOR SUITABILITY STANDARDS."

         NO PERSON OTHER THAN AN AUTHORIZED REPRESENTATIVE OF THE COMPANY HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS MEMORANDUM, AND IF GIVEN OR MADE BY ANY OTHER SUCH PERSON, SUCH INFORMATION MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

         THE SECURITIES OFFERED HEREBY ARE SUBJECT TO THE PROVISIONS OF, AND EACH OF THE INVESTORS PURCHASING ANY SECURITIES WILL BE REQUIRED TO EXECUTE, A SUBSCRIPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT ATTACHED HERETO AS EXHIBITS C AND D, RESPECTIVELY. PURCHASE OF ANY SECURITIES SHOULD BE MADE ONLY AFTER A COMPLETE AND

THOROUGH REVIEW OF THE PROVISIONS OF SUCH DOCUMENTS. IN THE EVENT THAT ANY OF THE TERMS, CONDITIONS OR OTHER PROVISIONS OF SUCH DOCUMENTS ARE INCONSISTENT WITH OR CONTRARY TO THE DESCRIPTIONS OR TERMS IN THIS MEMORANDUM, SUCH DOCUMENTS WILL CONTROL.

         PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS MEMORANDUM AS LEGAL, ACCOUNTING OR TAX ADVICE OR AS INFORMATION NECESSARILY APPLICABLE TO EACH PROSPECTIVE INVESTOR'S PARTICULAR FINANCIAL SITUATION. EACH INVESTOR SHOULD CONSULT HIS OWN FINANCIAL ADVISER, COUNSEL AND ACCOUNTANT AS TO THE LEGAL, TAX AND RELATED MATTERS CONCERNING HIS OR HER INVESTMENT.

         INVESTORS WHO PURCHASE SECURITIES AND RESELL THE SECURITIES MAY BE DEEMED TO BE "UNDERWRITERS" UNDER SECTION 2(11) OF THE SECURITIES ACT AND MAY BE SUBJECT TO ALL LIABILITIES IMPOSED UPON "UNDERWRITERS" UNDER SUCH SECURITIES ACT IN CONNECTION WITH THE RESALE OF THE SECURITIES.

         THIS OFFER CAN BE WITHDRAWN AT ANY TIME BEFORE ANY CLOSING AND IS SPECIFICALLY MADE SUBJECT TO THE CONDITIONS DESCRIBED IN THIS MEMORANDUM. THE COMPANY, IN ITS SOLE DISCRETION, RESERVES THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART OR TO ALLOT TO ANY SUBSCRIBER LESS THAN THE AMOUNT FOR WHICH THE SUBSCRIBER HAS SUBSCRIBED.

         THIS OFFERING MAY NOT BE CONDUCTED PURSUANT TO ANY GENERAL SOLICITATION OR ADVERTISING.

         THIS MEMORANDUM CONTAINS WHAT THE COMPANY CONSIDERS TO BE FAIR SUMMARIES OF CERTAIN PROVISIONS OF THE DOCUMENTS THAT WILL GOVERN THIS INVESTMENT. NEVERTHELESS, THE SUMMARIES DO NOT PURPORT TO BE COMPLETE AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE TEXTS OF THE ORIGINAL DOCUMENTS. COPIES OF THE DOCUMENTS THAT HAVE BEEN REFERRED TO IN THIS MEMORANDUM ARE AVAILABLE FROM THE COMPANY UPON REQUEST. INVESTORS MUST NOT RELY UPON ANY REPRESENTATIONS OR INFORMATION OTHER THAN AS SET FORTH IN THIS MEMORANDUM AND IN ANY DOCUMENTS REFERRED TO HEREIN AVAILABLE FROM THE COMPANY UPON REQUEST.

         EACH PROSPECTIVE INVESTOR WILL BE GIVEN AN OPPORTUNITY TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM THE COMPANY AND ITS OFFICERS AND DIRECTORS CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING AND TO OBTAIN ANY ADDITIONAL INFORMATION, TO THE EXTENT THAT THE COMPANY POSSESSES SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE, AS NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION CONTAINED IN THIS MEMORANDUM OR DEEMED BY THE RECIPIENT AS NECESSARY TO MAKE AN INFORMED INVESTMENT DECISION. QUESTIONS REGARDING THIS MEMORANDUM OR WRITTEN REQUESTS FOR ADDITIONAL INFORMATION SHOULD BE DIRECTED TO:

                         TRUEVISION INTERNATIONAL, INC.
                         1720 Louisiana Blvd., Suite 100
                          Albuquerque, New Mexico 87110
                    Phone: (877) 878-3847, or (505) 256-3534
                Fax: (505) 256-3521, E-mail: tvabq@roadrunner.com

                            STATE SECURITIES NOTICES


NASAA UNIFORM LEGEND

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

ALABAMA

THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE SECURITIES ACT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE SECURITIES COMMISSION. THE COMMISSION DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF ANY SECURITIES, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF THIS PRIVATE PLACEMENT MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

ALASKA SUBSCRIBERS

THE SECURITIES OFFERED HAVE BEEN REGISTERED WITH THE ADMINISTRATOR OF SECURITIES OF THE STATE OF ALASKA UNDER PROVISIONS OF 3 AAC 08.500 -- 3 AAC 08.506. THE INVESTOR IS ADVISED THAT THE ADMINISTRATOR HAS MADE ONLY A CURSORY REVIEW OF THE REGISTRATION STATEMENT AND HAS NOT REVIEWED THIS DOCUMENT SINCE THE DOCUMENT IS NOT REQUIRED TO BE FILED WITH THE ADMINISTRATOR. THE FACT OF REGISTRATION DOES NOT MEAN THAT THE ADMINISTRATOR HAS PASSED IN ANY WAY UPON THE MERITS, RECOMMENDED, OR APPROVED THE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A VIOLATION OF AS 45.55.170. THE INVESTOR MUST RELY ON THE INVESTOR'S OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED, IN MAKING AN INVESTMENT DECISION ON THESE SECURITIES.

ARIZONA SUBSCRIBERS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF ARIZONA. THEY CANNOT BE RESOLD UNLESS THEY ARE REGISTERED UNDER THE ARIZONA SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

ARKANSAS SUBSCRIBERS

THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER SECTION 14(b)(14) OF THE ARKANSAS SECURITIES ACT AND SECTION 4(2) OF THE SECURITIES ACT OF 1933. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE ARKANSAS SECURITIES DEPARTMENT OR WITH THE SECURITIES AND EXCHANGE COMMISSION. NEITHER THE DEPARTMENT NOR THE COMMISSION HAS PASSED UPON THE VALUE OF THESE SECURITIES, MADE ANY RECOMMENDATIONS AS TO THEIR PURCHASE, APPROVED OR DISAPPROVED THE OFFERING, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

CALIFORNIA SUBSCRIBERS
THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS OFFERING MEMORANDUM HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFORE PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF THE SECURITIES IS EXEMPT FROM QUALIFICATION UNDER SECTIONS 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THE SUBSCRIPTION

AGREEMENT HEREIN ARE EXPRESSLY CONDITIONED UPON SUCH
QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT

COLORADO SUBSCRIBERS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE COLORADO SECURITIES ACT OF 1981 BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE COLORADO SECURITIES ACT OF 1981 IF SUCH REGISTRATION IS REQUIRED.

CONNECTICUT SUBSCRIBERS

THE SECURITIES DESCRIBED HEREIN HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, NOR UNDER THE SECURITIES ACT OF ANY STATE. THE SECURITIES DESCRIBED HEREIN ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE SECURITIES ACT OF CERTAIN STATES. THESE SECURITIES HAVE NOT BEEN APPROVED NOR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION. NEITHER HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY AND ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

DELAWARE SUBSCRIBERS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF ANY JURISDICTION BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OF OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAW, IF SUCH REGISTRATION IS REQUIRED.

FLORIDA SUBSCRIBERS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE FLORIDA SECURITIES ACT, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF THIS STATE, IF SUCH REGISTRATION IS REQUIRED.

THE FLORIDA SECURITIES ACT PROVIDES, WHERE SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA, THAT ANY SALE MADE PURSUANT TO SUBSECTION 517.061(11) OF THE FLORIDA SECURITIES ACT SHALL BE VOIDABLE BY SUCH FLORIDA PURCHASER EITHER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

GEORGIA SUBSCRIBERS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF ANY JURISDICTION BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAW, IF SUCH REGISTRATION IS REQUIRED.

HAWAII SUBSCRIBERS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF ANY JURISDICTION BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS

SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAW, IF SUCH REGISTRATION IS REQUIRED.

IDAHO SUBSCRIBERS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE IDAHO SECURITIES ACT AND, THEREFORE, CANNOT BE RESOLD OR TRANSFERRED UNLESS THEY ARE SO REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

ILLINOIS SUBSCRIBERS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF ANY JURISDICTION BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAW, IF SUCH REGISTRATION IS REQUIRED.

INDIANA SUBSCRIBERS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER SECTION 3 OF THE INDIANA SECURITIES ACT AND, THEREFORE, CANNOT BE RESOLD OR TRANSFERRED UNLESS THEY ARE SO REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

KANSAS SUBSCRIBERS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF ANY JURISDICTION BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAW, IF SUCH REGISTRATION IS REQUIRED.

KENTUCKY SUBSCRIBERS

THE SECURITIES REPRESENTED IN THIS MEMORANDUM OR SUBSCRIPTION DOCUMENTS ARE BEING SOLD PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISION OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

LOUISIANA SUBSCRIBERS

THE SECURITIES REPRESENTED IN THIS MEMORANDUM OR SUBSCRIPTION DOCUMENTS ARE BEING SOLD PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM. ANY NON-ACCREDITED INVESTOR IN THE STATE OF LOUISIANA MUST MEET LOUISIANA SUITABILITY STANDARDS. SUITABILITY IS PRESUMED TO HAVE BEEN ESTABLISHED IF THE INVESTMENT DOES NOT EXCEED TWENTY-FIVE PERCENT (25%) OF THE PURCHASER'S NET WORTH.

MAINE SUBSCRIBERS

THESE SECURITIES ARE BEING SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE BANK SUPERINTENDENT OF THE STATE OF MAINE UNDER SECTION 10502(2)(R) OF TITLE 32 OF THE MAINE REVISED STATUTES. THESE SECURITIES MAY BE DEEMED RESTRICTED SECURITIES AND AS SUCH THE HOLDER MAY NOT BE ABLE TO RESELL THE SECURITIES UNLESS PURSUANT TO REGISTRATION UNDER THE STATE OR FEDERAL SECURITIES LAWS OR UNLESS AN EXEMPTION UNDER SUCH LAWS EXISTS.

MARYLAND SUBSCRIBERS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE MARYLAND SECURITIES ACT, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS

SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED, OR THE MARYLAND SECURITIES ACT, IF SUCH REGISTRATION IS REQUIRED.

MASSACHUSETTS SUBSCRIBERS

THE FINANCIAL ILLUSTRATIONS AND ASSUMPTIONS HAVE BEEN REMOVED FROM ALL OFFERING MATERIALS DISTRIBUTED TO PROSPECTIVE INVESTORS IN MASSACHUSETTS AT THE REQUEST OF THE MASSACHUSETTS DIVISION OF SECURITIES.

MICHIGAN SUBSCRIBERS
THIS OFFERING MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREUNDER UNTIL A PERIOD OF AT LEAST 48 HOURS HAS ELAPSED BETWEEN DELIVERY HEREOF TO A PROSPECTIVE PURCHASER AND WRITTEN ACCEPTANCE OF HIS PURCHASE OF UNITS HEREUNDER BY THE COMPANY AND, THEREAFTER, IT CONSTITUTES SUCH AN OFFER ONLY IN A JURISDICTION OR TO A PERSON TO WHOM IT IS LAWFUL TO MAKE SUCH OFFER, SALE OR SOLICITATION. VARIOUS REPORTS OF THE DISPOSITION OF THE FUNDS AND ANNUAL FINANCIAL STATEMENTS WILL BE TIMELY DISBURSED. NO ADVERTISING OR GENERAL SOLICITATION IS PERMITTED.

MINNESOTA SUBSCRIBERS

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE MINNESOTA DEPARTMENT OF COMMERCE NOR HAS THE DIVISION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

MISSOURI SUBSCRIBERS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF ANY JURISDICTION BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAW, IF SUCH REGISTRATION IS REQUIRED.

NEBRASKA SUBSCRIBERS

THE SECURITIES REPRESENTED IN THE MEMORANDUM OR SUBSCRIPTION DOCUMENTS ARE BEING SOLD PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE REFERRAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

DELAWARE SUBSCRIBERS

THE SECURITIES REPRESENTED IN THE MEMORANDUM OR SUBSCRIPTION DOCUMENTS ARE BEING SOLD PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

NEW JERSEY SUBSCRIBERS

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE BUREAU OF SECURITIES OF THE STATE OF NEW JERSEY, NOR HAS THE BUREAU PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. THE FILING OF THE WITHIN OFFERING DOES NOT CONSTITUTE APPROVAL OF THE ISSUE OR THE SALE THEREOF BY THE BUREAU OF SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

NEW MEXICO SUBSCRIBERS

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES BUREAU OF THE NEW MEXICO DEPARTMENT OF REGULATION AND LICENSING, NOR HAS THE SECURITIES BUREAU PASSED UPON THE ACCURACY OR ADEQUACY OF THE PRIVATE PLACEMENT MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NEW YORK SUBSCRIBERS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE NEW YORK FRAUDULENT PRACTICES (MARTIN) ACT, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE NEW YORK FRAUDULENT PRACTICE ("MARTIN") ACT, IF SUCH REGISTRATION IS REQUIRED.

THE PRIVATE PLACEMENT MEMORANDUM HAS NOT BEEN REVIEWED BY THE ATTORNEY GENERAL PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE PRIVATE PLACEMENT MEMORANDUM DOES NOT CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT TO STATE A MATERIAL FACT NECESSARY TO MAKE THE STATEMENTS IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY ARE MADE NOT MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF THE DOCUMENT PURPORTED TO BE SUMMARIZED THEREIN.

NORTH CAROLINA SUBSCRIBERS

THE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE NORTH CAROLINA SECURITIES ACT. THE NORTH CAROLINA SECURITIES ADMINISTRATOR NEITHER RECOMMENDS NOR ENDORSES THE PURCHASE OF ANY SECURITIES, NOR HAS THE ADMINISTRATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION PROVIDED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NORTH DAKOTA SUBSCRIBERS

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES COMMISSIONER OF THE STATE OF NORTH DAKOTA NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THE PRIVATE PLACEMENT MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

OHIO SUBSCRIBERS

THE SECURITIES REPRESENTED IN THE MEMORANDUM OR SUBSCRIPTION DOCUMENTS ARE BEING SOLD PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

OKLAHOMA SUBSCRIBERS

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE OKLAHOMA SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE SECURITIES ACT OF 1933 AND/OR THE OKLAHOMA SECURITIES ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

OREGON SUBSCRIBERS

THE SECURITIES OFFERED HAVE BEEN REGISTERED WITH THE CORPORATION COMMISSIONER OF THE STATE OF OREGON UNDER PROVISIONS OF OAR 815 DIVISION 36. THE INVESTOR IS ADVISED THAT THE COMMISSIONER HAS MADE ONLY A CURSORY REVIEW OF THE REGISTRATION STATEMENT AND HAS NOT REVIEWED THIS DOCUMENT SINCE THE DOCUMENT IS NOT REQUIRED TO BE FILED WITH THE COMMISSIONER.

THE INVESTOR MUST RELY ON THE INVESTOR'S OWN EXAMINATION OF THE COMPANY CREATING THE SECURITIES, AND THE TERMS OF THE OFFERING INCLUDING THE MERITS AND RISKS INVOLVED IN MAKING AN INVESTMENT DECISION ON THESE SECURITIES.

PENNSYLVANIA SUBSCRIBERS

SALES OF SECURITIES TO RESIDENTS OF THE COMMONWEALTH OF PENNSYLVANIA ARE SUBJECT TO THE FOLLOWING CONDITIONS: PURSUANT TO SECTION 207(m) OF THE PENNSYLVANIA SECURITIES ACT OF 1972, EACH PENNSYLVANIA RESIDENT WHO ACCEPTS AN OFFER TO PURCHASE A SECURITY DIRECTLY FROM AN ISSUER OR AN AFFILIATE OF AN ISSUER SHALL HAVE THE RIGHT TO WITHDRAW HIS ACCEPTANCE WITHOUT INCURRING ANY LIABILITY TO THE SELLER, UNDERWRITER (IF ANY) OR ANY OTHER PERSON, WITHIN TWO BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE ISSUER OF HIS WRITTEN BINDING CONTRACT OF PURCHASE OR, IN THE CASE OF A TRANSACTION IN WHICH THERE IS NO WRITTEN BINDING CONTRACT OF PURCHASE, WITHIN TWO BUSINESS DAYS AFTER HE MAKES THE INITIAL PAYMENT FOR THE SECURITY BEING OFFERED. TO ACCOMPLISH THIS WITHDRAWAL, A SUBSCRIBER NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY INDICATING HIS OR HER INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED SECOND BUSINESS DAY. IT IS PRUDENT TO SEND SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO EVIDENCE OF THE TIME WHEN IT WAS MAILED. IF THE REQUEST IS MADE ORALLY (IN PERSON OR BY TELEPHONE), TO THE PERSON NAMED ABOVE AT THE NUMBER LISTED, A WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED SHOULD ALSO BE REQUESTED.

RHODE ISLAND SUBSCRIBERS

THE SECURITIES REPRESENTED IN THE MEMORANDUM OR SUBSCRIPTION DOCUMENTS ARE BEING SOLD PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

SOUTH CAROLINA SUBSCRIBERS

THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE SOUTH CAROLINA UNIFORM SECURITIES ACT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE SOUTH CAROLINA SECURITIES COMMISSIONER. THE COMMISSIONER DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF ANY SECURITIES, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF THIS PRIVATE PLACEMENT MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SOUTH DAKOTA SUBSCRIBERS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER CHAPTER 47-31 OF THE SOUTH DAKOTA SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF FOR VALUE EXCEPT PURSUANT TO REGISTRATION, EXEMPTION THEREFROM, OR OPERATION OF LAW.

TENNESSEE SUBSCRIBERS

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. ANY NON-ACCREDITED INVESTOR IN THE STATE OF TENNESSEE MUST MEET TENNESSEE SUITABILITY STANDARDS. SUITABILITY IS PRESUMED TO HAVE BEEN ESTABLISHED IF THE INVESTMENT DOES NOT EXCEED TEN PERCENT (10%) OF THE INVESTOR'S NET WORTH.

THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT.
ANY REPRESENTATION TO THE CONTRARY IS CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

TEXAS SUBSCRIBERS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER APPLICABLE SECURITIES LAWS OF TEXAS AND THEREFORE CANNOT BE RESOLD OR TRANSFERRED UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

UTAH SUBSCRIBERS

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UTAH UNIFORM SECURITIES ACT AND, THEREFORE, CANNOT BE RESOLD OR TRANSFERRED UNLESS THEY ARE REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

WASHINGTON SUBSCRIBERS

THE ADMINISTRATOR OF SECURITIES HAS NOT REVIEWED THE OFFERING OR THE PRIVATE PLACEMENT MEMORANDUM AND THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF WASHINGTON, CHAPTER 21.20 RCW, AND, THEREFORE, CANNOT BE RESOLD UNLESS THEY ARE REGISTERED UNDER CHAPTER 21.20 RCW OF SAID ACT OR UNLESS AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE.

WEST VIRGINIA SUBSCRIBERS

THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE UNIFORM SECURITIES ACT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE WEST VIRGINIA SECURITIES COMMISSIONER. THE COMMISSIONER DOES NOT RECOMMEND NOR ENDORSE THE PURCHASE OF ANY SECURITIES, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF THIS PRIVATE PLACEMENT MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THE MEMORANDUM NOR ANY SALE MADE THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS NOT BEEN A CHANGE IN THE MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.
             ------------------------------------------------------

                         PURCHASER SUITABILITY STANDARDS


                 THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK

The Company is offering the Units in reliance upon certain exemptions from the registration and qualification requirements of federal and state securities laws. The Company has established certain standards that must be met by persons who wish to purchase the Units. All prospective purchasers and/or purchasers' representatives must be capable of evaluating the merits and risks of their investment and have a net worth or income level sufficient to withstand a loss of their entire investment. Those persons who wish to purchase the Units must meet all applicable criteria explained below.

ACCREDITED INVESTOR FINANCIAL REQUIREMENTS

The Company may sell Units only to purchasers who are both (i) an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission and (ii) accredited, exempt or otherwise excluded purchasers under all other applicable "blue sky" statutes and regulations ("Accredited Purchasers"). Under Regulation D, a purchaser must meet at least one of the following criteria in order to be an Accredited Investor:

(1) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000;

(2) Any natural person who had (i) an individual income in excess of $200,000 in each of the two most recent years and has a reasonable expectation of reaching the same income level in the current year, or
         (ii) joint income with that person's spouse in excess of $300,000 in each of the two most recent years and has a reasonable expectation of reaching the same income level in the current year;

(3) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D;

(4) Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934 (the "Exchange Act"); any insurance company as defined in section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(5) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(6) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(7) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(8)      Any entity in which all of the equity owners are accredited investors.

ADDITIONAL STATE SUITABILITY STANDARDS

Some states have established suitability standards for initial investors and subsequent transferees which are different from those described above. Prospective purchasers in such states who wish to purchase Units are required to satisfy the standards applicable in such states in addition to the suitability standards described above. By executing the Subscription Agreement, attached hereto as an Exhibit, each prospective purchaser represents that he meets the suitability standards applicable to him.

RELIANCE ON SUBSCRIBER INFORMATION

All representations by prospective purchasers shall be reviewed and relied upon by the Company in determining the suitability of such persons under applicable securities laws and regulations. These suitability standards for accredited investors represent minimum requirements under federal and state law, and a prospective purchaser's satisfaction of the standards does not necessarily mean that the Units are a suitable investment for such potential purchaser. Representations and requests for information regarding purchaser suitability standards must be completed by each prospective purchaser as part of the Subscription Agreement. Neither the Notes, nor the Warrants have been registered under the Securities Act. The Units will be offered in reliance on exemptions from registration under Sections 3(b) and 4(2) of the Securities Act, and Rule 506 of Regulation D, as promulgated by the Commission, and on applicable state law exemptions from registration provisions. Accordingly, the Company will make all inquiries reasonably necessary to satisfy itself that the prerequisites of such exemptions have been met. Prospective purchasers will also be required to provide whatever additional evidence is deemed necessary by the Company to substantiate the information or representations contained in the Subscription Agreement or the Purchaser Suitability Questionnaire. The standards set forth above are only minimum standards. The Company reserves the right, in its sole discretion, to reject subscriptions for any reason regardless of whether a prospective purchaser meets the minimum suitability standards.

The suitability standards referred to above represent minimum suitability requirements for prospective purchasers. IF YOU DO NOT MEET THE REQUIREMENTS SET FORTH ABOVE, OR EVEN IF YOU DO BUT STILL FEEL THE LOSS OF YOUR INVESTMENT WOULD CAUSE YOU UNDUE HARDSHIP, DO NOT INVEST IN THESE SECURITIES.

                                TABLE OF CONTENTS

Notice To All Subscribers...................................................................ii
States Securities Notices...................................................................iv
Purchaser Suitability Standards.............................................................xi
Summary of the Company and Certain Terms of the Offering.....................................1
Risk Factors.................................................................................8
Conflicts of Interest.......................................................................13
Terms of the Offering.......................................................................14
Dilution....................................................................................16
Use of Proceeds.............................................................................16
Dividend Policy.............................................................................17
Selected Financial Data.....................................................................17
Description of the Business.................................................................18
Competition.................................................................................21
Description of the Securities...............................................................23
Management..................................................................................26
Principal Shareholders......................................................................29
Certain relationships and Related Transactions..............................................31
Plan of Distribution........................................................................32
Summary of Promotional Material.............................................................32
Legal Proceedings...........................................................................32
Legal Matters...............................................................................32
Financial Statements........................................................................33

                             EXHIBITS AND APPENDICES

Subscription Documents...................................................................A---D

TVLCA Financial Projections........................................................Appendix B

Financial Projections............................................................. Appendix C

            SUMMARY OF THE COMPANY AND CERTAIN TERMS OF THE OFFERING

THE SUMMARY SET FORTH BELOW IS INTENDED FOR GENERAL REFERENCE ONLY. NOT ALL OF THE MATERIAL FACTS RELATING TO AN INVESTMENT IN THE COMPANY APPEAR IN THIS SUMMARY. THE PRIVATE PLACEMENT MEMORANDUM, EXHIBITS, SUPPLEMENTS AND AGREEMENTS FOR THE OFFERING, SHOULD BE READ AND UNDERSTOOD IN THEIR ENTIRETY BY PROSPECTIVE PURCHASERS PRIOR TO MAKING AN INVESTMENT IN THE COMPANY. SPECIAL ATTENTION IS DIRECTED TO THE INFORMATION SET FORTH UNDER "RISK FACTORS."


COMPANY OVERVIEW:                           TrueVision International, Inc. (the
                                            "Company" or "TrueVision"), is a
                                            company which conducts its current
                                            operations through its subsidiary,
                                            TrueVision Laser Center of
                                            Albuquerque, Inc., a New Mexico
                                            corporation ("TVLCA"). TVLCA was
                                            founded in June 1996, to own and
                                            operate a free-standing Laser Vision
                                            Correction ("LVC") center in
                                            Albuquerque, New Mexico. The Company
                                            (through its subsidiary TVLCA)
                                            presently offers laser refractive
                                            eye surgery procedures, using
                                            excimer laser technology, for the
                                            treatment of common refractive
                                            vision disorders such as myopia
                                            (nearsightedness), hyperopia
                                            (farsightedness) and astigmatism.
                                            The Company has recently developed
                                            and implemented an innovative
                                            marketing approach, employing
                                            "in-house" sales techniques, which
                                            has proven successful in
                                            significantly increasing patient
                                            volume and produced the Company's
                                            first profitable calendar quarter
                                            for the period ended December, 1998.
                                            The Company will continue to focus
                                            its efforts on providing LVC
                                            services in the New Mexico market
                                            and, upon completion of this
                                            Offering, and completion of the
                                            planned IPO, plans to acquire,
                                            develop, market and operate, in
                                            selected geographic markets, fully
                                            integrated, corporately controlled
                                            Image Enhancement Centers, an
                                            expanded concept that will offer
                                            consumers both LVC and cosmetic
                                            image enhancement procedures.



COMPANY HISTORY:                            The Company was incorporated under
                                            the laws of the State of Delaware on
                                            January 19, 1988, as Topform, Inc.
                                            In March of 1998, the Company
                                            acquired eighty-four (84%) percent
                                            of the total authorized and
                                            outstanding capital stock of TVLCA,
                                            which became a subsidiary
                                            corporation in a "stock-for-stock"
                                            merger transaction with TVLCA's
                                            parent corporation, TrueVision Laser
                                            Centers, Inc., a Nevada corporation
                                            ("TVLC"). Pursuant to the merger,
                                            the Company (as Topform, Inc.)
                                            issued 18,666,667 shares of its
                                            Common Stock, plus warrants to
                                            purchase an additional 18,666,667
                                            shares of its Common Stock, to TVLC
                                            in exchange for 84,000 shares of
                                            TVLCA's capital stock. At the annual
                                            shareholder meeting of Topform,
                                            Inc., held in April, 1998, the
                                            shareholders voted to effectuate a
                                            "reverse" split of its outstanding
                                            Common Stock by issuing one new
                                            share for each 4 shares outstanding.
                                            On January 29, 1999, the board of
                                            directors voted to change the
                                            Company's name to TrueVision
                                            International, Inc. As of the date
                                            of this Offering, all warrants
                                            issued to TVLC have expired without
                                            exercise.

                                            In March of 1999, the Company
                                            entered into a preliminary letter of
                                            intent with Dirks & Company, an NASD
                                            member broker dealer, which
                                            contemplates that the Company will
                                            conduct an underwritten initial
                                            public offering of its Common Stock
                                            (the "LOI"), pursuant to a
                                            registration statement to be filed
                                            on Form S-1 (or other appropriate

                                            form) under the Securities Act with
                                            the Commission. The LOI contemplates
                                            that the Company will immediately
                                            begin the process of preparing and
                                            filing such registration statement
                                            with the Commission with a view
                                            towards consummating an initial
                                            public offering of its Common Stock
                                            in the third or fourth quarter of
                                            1999, with a preliminary offering
                                            price range of approximately $7.00
                                            per share.

                                            The LOI requires that the Company
                                            effect certain changes to its
                                            capital structure that will reduce
                                            the total outstanding shares of
                                            Common Stock, including stock
                                            options. Accordingly, on March 31,
                                            1999, the Company's board of
                                            directors approved a resolution,
                                            which was ratified by the
                                            affirmative written consent of a
                                            majority of its shareholders, to
                                            effectuate a "reverse" split of its
                                            and outstanding Common Stock by
                                            issuing 1 new share for each 2.4
                                            shares outstanding, and to make
                                            appropriate adjustments to all
                                            outstanding options, warrants, or
                                            other similar agreements entitling
                                            holders to acquire additional
                                            securities of the Company. After
                                            consummation of this recent stock
                                            split, the Company has 2,275,174
                                            shares of Common Stock outstanding,
                                            and stock options outstanding which
                                            provide for the issuance of an
                                            additional 458,333 shares of Common
                                            Stock upon exercise. These share
                                            balances exclude any securities that
                                            may be issued in connection with
                                            this Offering.

BACKGROUND.                                 The Laser Vision Correction industry
                                            began in the United States upon
                                            approval of the excimer laser by the
                                            FDA in October 1995. The industry
                                            anticipated immediate demand for the
                                            procedure. However the projected
                                            numbers of initial patients was
                                            greatly overestimated. Few people
                                            were sufficiently knowledgeable to
                                            distinguish the benefits of the
                                            laser from radial keratotomy.
                                            Millions of dollars were spent by as
                                            many as seventeen national companies
                                            to introduce this technology with
                                            little impact. In the ensuing three
                                            years all but five of those
                                            companies vanished. With only one
                                            center remaining in Albuquerque, NM,
                                            TrueVision nearly became one of the
                                            casualties. Laden with accumulated
                                            debts in excess of one million
                                            dollars, it was only able to survive
                                            by selling its existing successful
                                            center to Topform, a company not
                                            burdened with debt and with access
                                            to public markets for additional
                                            equity to grow and expand. This
                                            occurred in April of 1998 with
                                            TrueVision receiving 4,666,667
                                            shares in exchange for its equity
                                            interest in for the Albuquerque
                                            operation. On January 19, 1999,
                                            Topform changed its name to
                                            TrueVision International, Inc.
                                            (TVI).

CURRENT INDUSTRY RESULTS.                   The situation of the industry has
                                            significantly changed. In April
                                            1999, Hambrecht & Quist raised its
                                            estimate of the number of laser
                                            vision correction procedures that
                                            will be performed in the U.S. for
                                            the second time in recent weeks. It
                                            now projects 800,000 for 1999 and
                                            1.1 million for the year 2000.
                                            Financial results reported by many
                                            operators of both national and
                                            single centers show dramatic
                                            increases in volumes over the last
                                            nine months. Additional growth is
                                            anticipated because of mainstream
                                            interest from highly visible
                                            celebrities, athletes and news
                                            anchor people who are raving about
                                            their personal experience with laser
                                            vision correction. The results
                                            posted by several of the publicly
                                            traded operators reflect what is
                                            occurring throughout the industry.
                                            On January 12, 1999 Laser Vision
                                            Centers, Inc. (LVCI) announced that
                                            some center revenues were up 68%
                                            over the same period last year and
                                            that total revenues were up 134%
                                            from a year ago. Additionally they
                                            reported that December 1998 case
                                            volumes were up 17% from their
                                            previously highest month. On January
                                            25, 1999 LCA Vision (LCAV) reported
                                            that its revenues were up 135% for
                                            the quarter and 219% over the prior
                                            year. On January 12, 1999 TLC (LZRC)
                                            reported that it performed its
                                            100,000th laser procedure and said
                                            that it could reach 200,000 this
                                            year. TLC further reported revenues
                                            for the quarter ended 11/30/98 was
                                            double the previous year.

TRUEVISION OF ALBUQUERQUE RESULTS.          TrueVision Albuquerque has also
                                            shown an increasing number of
                                            procedures each month at the
                                            Albuquerque center. The count
                                            doubled within three months from 70
                                            eyes in September '98 to 142 eyes in
                                            December '98. Revenues more than
                                            doubled for fiscal year 1998
                                            compared to 1997. Even more
                                            impressive is the revenue for the
                                            last three months. In the last
                                            calendar quarter of 1998, revenues
                                            exceeded $680,000, and totaled more
                                            than $260,000 in December alone.
                                            (See "Exhibit B - Albuquerque
                                            Financial Results")

                                            This sharp increase in volume has
                                            been the direct result of
                                            TrueVision's recently introduced
                                            Integrated Marketing Protocol (IMP).
                                            IMP is a proprietary integrated
                                            program of ancillary product sales,
                                            promotions and targeted marketing
                                            activities. IMP is designed to
                                            identify and quickly transform
                                            prospective laser vision correction
                                            (LVC) candidates to become satisfied
                                            LVC patients and walking
                                            testimonials for this miracle of
                                            modern medicine.

                                            A key element of IMP is TrueVision's
                                            seminar series. These seminars are
                                            held at the TrueVision center. A
                                            television camera is mounted on the
                                            laser, so the guests can watch the
                                            procedure in real time on a monitor.
                                            Afterwards, the patient sits with
                                            the guests to share the experience
                                            and answer questions. The response
                                            has been terrific. A recent seminar
                                            drew 16 guests and 14 took the first
                                            step towards vision correction by
                                            registering for the eye exam. On
                                            average more than sixty percent of
                                            attendees take this first step to
                                            vision freedom. This new IMP system
                                            has been so successful that seminars
                                            are being scheduled three nights per
                                            week with additional weekend
                                            seminars scheduled to commence in
                                            March.

                                            Currently, gross profit is shared
                                            equally between TrueVision and its
                                            member doctors. This formula results
                                            in inefficiencies and an inability
                                            to control its business and remain
                                            competitive. TrueVision has revised
                                            its strategy to address these
                                            issues. By adding a medical staff to
                                            the centers, the Company will
                                            develop and manage it's proprietary
                                            patient database. By hiring a staff
                                            Ophthalmologist to perform LVC
                                            procedures and an Optometrist to
                                            perform evaluations the centers will
                                            operate more efficiently resulting
                                            in increased profitability. This
                                            will also allow the Company
                                            increased control over its future
                                            and strategically position
                                            TrueVision to manage future pricing
                                            changes in the marketplace.
                                            Negotiations are currently underway
                                            for the Company to have an internal
                                            medical staff and to sign
                                            exclusivity agreements with certain
                                            member doctors.

                                            TrueVision International is now
                                            moving forward to establish a
                                            presence in other markets. It
                                            recently ordered a new laser for a
                                            Las Vegas facility and is
                                            negotiating for sites in Los Angeles
                                            and San Diego. A Securities offering
                                            is being prepared to support this
                                            expansion and is expected to go
                                            become effective within the next few
                                            months. The
                                            expected infusion of additional
                                            equity capital will be
                                            combined with the Company's IMP
                                            program and internal medical staff
                                            resulting in improved profitability
                                            and immediate growth.

MARKET SIZE.                                It is estimated that as many as
                                            2,00,000 patients worldwide have
                                            benefited from the LVC procedure
                                            over the past few years. The United
                                            States is the world's largest market
                                            for cosmetic surgeries with billions
                                            of dollars spent annually for a
                                            variety of procedures. LVC is an
                                            attractive alternative for patients
                                            who desire a lifestyle free of
                                            glasses and contact lenses. LVC is
                                            an elective, outpatient vision
                                            correction and currently costs up to
                                            $2,250 per eye. The procedure is not
                                            currently covered by health
                                            insurance or public health programs
                                            and is prepaid or financed by the
                                            patient, which practically
                                            eliminates collection problems.
                                            Patient financing is readily
                                            available through specialized
                                            consumer finance companies. The
                                            typical patient spends just 20 to 30
                                            minutes at the Center, with the
                                            actual LVC laser vision correction
                                            procedure taking less than a minute.
                                            Industry results have shown that
                                            more than 90% of LVC patients
                                            experience little or no pain and
                                            their eyes stabilize with a visual
                                            acuity of 20/40 or better, which
                                            eliminates the need for glasses or
                                            contact lenses for normal
                                            activities. Patient satisfaction
                                            with LVC is very high. According to
                                            several market research studies,
                                            approximately 95% of the
                                            participants indicated that they
                                            would recommend the LVC procedure to
                                            a friend.

EXPECTED RESULTS.                           The projected results of this
                                            strategy are detailed in the
                                            following sections. However,
                                            adopting the integrated model alone,
                                            with no other changes will add an
                                            additional $1.0 million to current
                                            financial results. By the third
                                            year, an excess of $157.7 million
                                            will be produced with profits
                                            exceeding $60.1 million (See
                                            "Exhibit C - Consolidated
                                            Projections").

MANAGEMENT:                                 The Company's management team
                                            ("Management") is comprised of a
                                            cohesive group of highly-motivated
                                            and experienced professionals who
                                            possess the business knowledge and
                                            entrepreneurial skills to
                                            successfully develop, finance and
                                            manage the growth of the Company.
                                            The core management team of
                                            TrueVision has been involved in the
                                            LVC industry since 1995, and has
                                            participated in the evolution of the
                                            US market since its inception.
                                            Involved with the operation of the
                                            Albuquerque center (TVLCA) since its
                                            founding, Management has first hand
                                            knowledge of what it takes to
                                            succeed in the industry. Generating
                                            $771,000 of revenue in the first
                                            full year of operations, the Company
                                            lost nearly $250,000. The second
                                            year, which ended on September 30,
                                            1998 showed a doubling of revenues
                                            to $1.4 million and a narrowing of
                                            the loss to just $23,000. On a cash
                                            flow basis, the TVLCA center
                                            generated $225,000 in cash to begin
                                            to repay its existing financial
                                            obligations. The first quarter of
                                            the current fiscal year has shown an
                                            even more dramatic improvement with
                                            sales and profits reaching record
                                            levels.

PROPOSED PUBLIC OFFERING:                   The Company intends to prepare and
                                            file a registration statement under
                                            the Securities Act, to effect an
                                            initial public offering of its
                                            Common Stock to access funds
                                            available in the public markets.
                                            Upon effectiveness of any proposed
                                            registration statement by the
                                            appropriate regulatory authorities,
                                            the Company will endeavor to develop
                                            a trading market for its Common
                                            Stock by applying for a listing with
                                            either the

                                            NASD's OTC Electronic Bulletin
                                            Board, the NASDAQ SmallCap
                                            Market(TM), or some other nationally
                                            recognizED securities exchange.
                                            Thereafter, Management will commence
                                            quarterly reporting to the
                                            Commission as required by the
                                            Securities Exchange Act of 1934, as
                                            amended ("Exchange Act"). No
                                            assurances can be given to the
                                            purchasers of the Notes that the
                                            Company will be successful in its
                                            planned efforts to have its
                                            securities quoted or traded on any
                                            recognized public securities market.

TERMS OF THE OFFERING

     SECURITIES OFFERED:                    $250,000 aggregate minimum principal
                                            amount and $1,000,000 aggregate
                                            maximum amount of subordinated,
                                            promissory notes (the "Notes") due
                                            April 15, 2000, offered as Units
                                            with attached Warrants, in
                                            denominations of $5,000 each. (See
                                            "Description of Securities - Units")

     ESCROW ACCOUNT/
     MINIMUM SUBSCRIPTION:                  An escrow account for the Offering
                                            will be established with a
                                            nationally recognized banking
                                            institution immediately upon
                                            commencement of the Offering. All
                                            funds raised will be deposited into
                                            such escrow account and held until
                                            aggregate subscriptions of $250,000
                                            are on deposit. At that time the
                                            stated Offering Expenses, if any,
                                            will be paid to applicable selling
                                            agent and the net proceeds will be
                                            transferred to the Company.
                                            Subsequent funds will be deposited
                                            in the escrow account and disbursed
                                            according to the terms of the escrow
                                            agreement.

     INTEREST RATE - NOTES:                 13% per annum, simple interest,
                                            payable at maturity.

     SUBORDINATION OF NOTES:                The Notes are unsecured and
                                            constitute a general debt obligation
                                            of TrueVision International, Inc.
                                            The Notes are subordinate in rank to
                                            existing Senior Indebtedness of the
                                            Company. The terms of the Notes do
                                            not restrict TrueVision or its
                                            subsidiary from incurring additional
                                            Senior Indebtedness. (See
                                            "Description of Securities - Notes",
                                            "Senior Indebtedness" and "Risk
                                            Factors - Subordination")

     EARLY NOTE REDEMPTION:                 The Notes are subject to early
                                            redemption by the Company, at their
                                            principal face value, plus any
                                            accrued interest (without penalty),
                                            at any time before maturity.
                                            Further, the Company is obligated to
                                            effect a mandatory redemption of all
                                            outstanding Notes from the proceeds
                                            of the Company's proposed IPO.
                                            However, there can be no assurance
                                            that the Company will effect any
                                            such proposed IPO of its securities,
                                            and purchasers of the Notes should
                                            place no reliance on the
                                            satisfactory occurrence of the
                                            planned IPO. (See "Risk Factors" and
                                            "Proposed Public Offering")

     WARRANTS:                              Common Stock Warrants are attached
                                            to the Notes that allow for the
                                            purchase of up to 500,000 shares of
                                            the Company's Common Stock (assuming
                                            the Maximum Offering amount) at a
                                            price of $8.40 per share, and expire
                                            on April 15, 2005. Each Note will
                                            permit the holder to purchase 2,500
                                            shares of the Company's Common
                                            Stock.

     DILUTION:                              The purchasers of Units offered
                                            hereby, upon exercise of the
                                            attached Warrants, will incur
                                            immediate and substantial dilution
                                            of their investment in the Company's
                                            Common Stock. (See "Dilution" and
                                            "Risk Factors")

     REGISTRATION RIGHTS:                   The Company is obligated to register
                                            the shares of Common Stock issuable
                                            upon exercise of the Warrants
                                            attached to the Notes (the "Warrant
                                            Shares") in certain registration
                                            statements for Common Stock filed by
                                            the Company with the Commission. If
                                            a registration statement has not
                                            been filed prior to the expiration
                                            of the Warrants, on which piggyback
                                            rights attach, then one time demand
                                            registration rights will accrue to
                                            the persons, as a group, who hold
                                            Warrant Shares. Such demand
                                            registration rights will, however,
                                            be subject to any requirements of
                                            the Company's underwriter and a
                                            single registration shall be filed
                                            pursuant to all shareholder demand
                                            rights. The holders of such Warrant
                                            Shares shall be entitled to sell the
                                            same simultaneously with and upon
                                            the terms and conditions as the
                                            securities sold for the account of
                                            the Company being sold pursuant to
                                            such registration statement, subject
                                            to any applicable limitations which
                                            may be reasonably imposed by any
                                            underwriter, receipt of minimum
                                            proceeds by the Company and other
                                            terms of the registration rights
                                            agreement and the registration
                                            statement. In addition, certain
                                            other holders of Common Stock and
                                            other securities have been granted
                                            demand and/or piggyback registration
                                            rights. (See "Description of
                                            Securities -- Registration Rights")

     PLAN OF DISTRIBUTION:                  The Units are being offered on a
                                            "best efforts" basis by the
                                            Company's officers and directors
                                            (without compensation). The Company
                                            reserves the right to utilize
                                            selected registered securities
                                            broker-dealers and/or commissioned
                                            sales agents to undertake the sale
                                            of its Units. However, as of the
                                            date of this Offering, there are no
                                            agreements with any such
                                            broker-dealers or sales agents. Such
                                            broker-dealers or sales agents may
                                            receive a sales commission of up to
                                            10% for any Units sold by them, plus
                                            a non-accountable expense allowance
                                            of 3%. No commission will be paid
                                            for sales generated by the Company
                                            or its personnel. There is no
                                            assurance that any or all of the
                                            Units will be sold. The Offering
                                            will terminate on June 30, 1999, or
                                            earlier upon the sale of all 200
                                            Units. However, the Company reserves
                                            the right to terminate this Offering
                                            without notice at any time prior to
                                            the sale of all of the Units, or to
                                            extend this Offering without notice
                                            for a period of 90 additional days
                                            or as allowable by securities laws.
                                            The aggregate offering price and
                                            number of Units offered hereby was
                                            determined arbitrarily by the
                                            Company after considering the
                                            financial condition of the Company,
                                            its business potential and the
                                            anticipated cash needs of the
                                            Company between the date of this
                                            Offering and the planned IPO. (See
                                            "Risk Factors", "Terms of the
                                            Offering" and "Description of
                                            Securities")

     USE OF PROCEEDS:                       The proceeds from sale of the Units
                                            will be used to reduce existing
                                            obligations and to provide immediate
                                            "bridge capital" for the Company for
                                            use between the date of this
                                            Offering and the receipt of net
                                            proceeds which Management
                                            anticipates from consummation of the
                                            Company's planned IPO during the
                                            third quarter of 1999. Reliance,
                                            however, should not be placed upon
                                            the occurrence of any IPO presently
                                            contemplated by the Company.

     PURCHASER SUITABILITY:                 Prospective purchasers should
                                            satisfy themselves that an
                                            investment in this Offering is
                                            financially suitable in light of
                                            their financial objectives and their
                                            ability and willingness to accept
                                            highly speculative risks, including
                                            the risk of a total loss of
                                            investment in the Units. The
                                            Offering is specifically limited to
                                            prospective Accredited Investors who
                                            meet the suitability standards set
                                            forth herein. (See "Purchaser
                                            Suitability Standards" and "Risk
                                            Factors")


     CONFLICTS OF INTEREST:                 Management of the Company will be
                                            subject to various conflicts of
                                            interest that may not be resolved to
                                            the benefit of the Company. (See
                                            "Conflicts of Interest")

     RISK FACTORS:                          This Offering involves a high degree
                                            of risk, and the securities offered
                                            hereby should be purchased only by
                                            persons who can afford the loss of
                                            their entire investment. There are
                                            numerous significant risk factors
                                            pertaining to the Company, its
                                            business, financial condition, plan
                                            of operation and the LVC industry.
                                            The investor is encouraged to
                                            consult with his accountant,
                                            attorney or financial advisor
                                            regarding their investment decision.
                                            (See "Risk Factors")

     OUTSTANDING SECURITIES:                The Company's articles of
                                            incorporation authorize the issuance
                                            of up to 110,000,000 shares of
                                            capital stock, of which 100,000,000
                                            shares are designated as Common
                                            Stock, par value $.001, and
                                            10,000,000 shares are designated as
                                            Preferred Stock, par value $.001.
                                            There are presently 2,275,174 shares
                                            of Common Stock issued and
                                            outstanding, and no shares of
                                            Preferred Stock have been issued. In
                                            conjunction with the Offering, the
                                            Company has authorized the issuance
                                            of up to 500,000 Common Stock
                                            Warrants, in increments of 2,500
                                            Warrants attached to each $5,000
                                            Note, which allow for the purchase
                                            of up to 500,000 shares of Common
                                            Stock at an exercise price of $8.40
                                            per share. In addition, the Company
                                            has granted incentive stock options,
                                            providing for the issuance of up to
                                            an additional 458,333 shares of
                                            Common Stock upon exercise, to
                                            certain consultants, executives or
                                            employees of the Company in
                                            connection with their services. (See
                                            "Description of Securities",
                                            "Management - Compensation" and
                                            "Principal Shareholders")

     SUMMARY FINANCIAL INFORMATION:         The financial statements of the
                                            Company as presented herein for the
                                            fiscal year ended September 30,
                                            1998, and the three-month period
                                            ended December 31, 1998, were
                                            compiled by management, without
                                            audit. Selected highlights of these
                                            financial statements are shown below
                                            (See "Financial Statements.")

       BALANCE SHEET DATA AS OF: SEPTEMBER 30, 1998     DECEMBER 31, 1998
                                         (UNAUDITED)       (UNAUDITED)
                                     ------------------------------------
     Total Assets                        $2,513,000       $ 2,599,000
     Total Liabilities                   $1,021,000       $ 1,144,000
     Total Shareholders' Equity          $1,492,000       $ 1,454,000

     FORWARD LOOKING
     FINANCIAL STATEMENTS:                  This Offering Memorandum contains,
                                            in addition to historical financial
                                            information, forward-looking
                                            statements within the meaning of
                                            Section 27A of the Securities Act
                                            and Section 21E of the Exchange Act
                                            and the Company intends that such
                                            forward-looking statements be
                                            subject to the safe harbors created
                                            thereby. Such forward-looking
                                            statements involve risks and
                                            uncertainties and include, but are
                                            not limited to, statements regarding
                                            future events and the Company's
                                            plans and expectations. The
                                            Company's actual results may differ
                                            materially from such statements.
                                            Factors that cause or contribute to
                                            such differences include, but are
                                            note limited to, those discussed in
                                            "Risk Factors," as well as those
                                            discussed elsewhere in this
                                            Memorandum and the documents
                                            incorporated herein by reference.
                                            Although the Company
                                            believes that the assumptions
                                            underlying the forward-looking
                                            statements herein are reasonable,
                                            any of the assumptions could prove
                                            inaccurate and, therefore, there can
                                            be no assurance that the results
                                            contemplated in such forward-looking
                                            statements will be realized. In
                                            addition, as disclosed under "RISK
                                            FACTORS," the business and
                                            operations of the Company are
                                            subject to substantial risks which
                                            increase the uncertainties inherent
                                            in the forward-looking statements
                                            included in this Memorandum. The
                                            inclusion of such forward-looking
                                            information should not be regarded
                                            as a representation by the Company
                                            or any other person that the future
                                            events, plans or expectations
                                            contemplated by the Company will be
                                            achieved. (See "Forecasted Income
                                            Statements" and "Risk Factors")

                                  RISK FACTORS


THE PURCHASE OF THE UNITS OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IS SUITABLE ONLY FOR PERSONS OF SUBSTANTIAL MEANS WHO HAVE NO NEED FOR LIQUIDITY WITH RESPECT TO AN INVESTMENT IN THE COMPANY AND WHO CAN RISK THE LOSS OF THEIR ENTIRE INVESTMENT. THESE RISKS ARE SUMMARIZED BELOW, ARE SET FORTH UNDER "CONFLICTS OF INTEREST", AND ELSEWHERE IN THE MEMORANDUM.

LIMITED OPERATING HISTORY; NO RECORD OF EARNINGS OR OPERATIONS. The Company is a newly formed business and, as such, does not yet have a significant operating history upon which prospective purchasers can evaluate future business potential. Furthermore, prospective purchasers should be aware that the projections and financial illustrations contained in this Memorandum are based on certain assumptions regarding future business volume and Company expenditures. To the extent that the Company fails to achieve projected patient volume, its revenues, profitability, and financial condition will be adversely affected. No assurance can be given that an adequate level of continuing business can be sustained by the Company. No assurance can be given that the Company's operations will be successful or that it will meet its objectives. Specifically, there is no assurance that cash will be available for distribution or that a market will develop for the Company's shares.

The Company has a very limited operating history, is in its developmental stage, and has not generated any significant operating revenues to date. Through its most recent fiscal year, which ended September 30, 1998, and its first quarter which ended December 31, 1998, the Company generated a net loss from operations of $(89,000), and $(69,000), respectively, on total revenue of $1,385,000, and $637,000, for those respective periods. Potential purchasers must be aware of the difficulties encountered by a new enterprise in this stage of development, especially in view of potential competition from companies with established operations and significantly greater financial resources. (See "Description of Business")

COMPETITION. The demand for an excimer laser facility depends on a number of factors including patient population, certain demographics, and the number of competing laser facilities in a given service area. Competing excimer laser facilities opened in the TrueVision service areas could reduce the Company's revenues. The Company will be competing with established companies, private investors, limited partnerships and other entities, many of which may possess substantially greater resources than the Company, in the management and operation of ophthalmic vision correction Image Enhancement Centers. Many competitors are larger, have more substantial histories, backgrounds, experience and records of successful operations, greater financial, technical, marketing and other resources, more employees and more extensive facilities than the Company now has, or will have in the foreseeable future. There is no assurance that the Company can successfully compete. Inability to compete successfully will result in increased costs, reduced yields and additional risks to the purchasers.

EQUIPMENT AND EQUIPMENT OBSOLESCENCE. Management will select equipment to be owned or leased by the Company. The laser equipment will most likely be manufactured by Summit or VlSX, industry leaders with over 800 systems worldwide. The Company will be involved in a field traditionally characterized by extensive research and changing technology. There can be no assurance that any or all of the Company's equipment will not be rendered obsolete by equipment which may be developed using more advanced technologies. Technical obsolescence of the Company's equipment might result from new, more advanced equipment or clinical software which performs the same or similar functions in a scientifically improved manner or for less cost. However, such new equipment will be subjected to the typically long FDA approval process during which time it is generally known to the industry. No technology that could replace the excimer laser is projected to be available in the next two to four years in the United States.

In addition to technological and economic obsolescence, equipment is subject to other risks including physical deterioration, increasing maintenance and operating costs. The success of the Company will be dependent upon the quality and durability of the equipment and the skill of the Company's technical staff in operating the equipment to minimize physical breakdowns or damage. Substantial deterioration of, or damage to, the equipment could result in periods of disuse that would adversely affect the revenues and profitability of the Company. The Company has provided a reserve for obsolescence. It will also enter into appropriate upgrade agreements and maintenance contracts with the manufacturers, its agents and appropriate service providers to minimize the risks of obsolescence and physical deterioration.

REFERRAL PATTERNS. Though the value of the excimer laser to the consumer is now well established in international markets, the benefits are not fully understood and appreciated in the United States. The success of this project will largely be determined in part by the ability of the staff of the Company to effectively educate the general public and the referring doctors. Its success will also be dependent on the Company's ability to recruit doctors to refer their patients to the Company's Image Enhancement Centers.

MEDICAL MALPRACTICE LIABILITY INSURANCE. The Company cannot practice medicine. Therefore, it will not obtain medical malpractice insurance. Liability for an injury arising from use of the laser could have a materially adverse effect on the Company's financial condition. The Company will require medical professionals who perform services with the Company's lasers to maintain medical malpractice insurance. The Company will obtain general liability insurance and other insurance that, in its sole discretion, it determines is prudent to protect the Company from claims or liabilities arising from the use of the lasers and from any other source.

RISK OF UNDERFUNDING. Even if this Offering is fully funded there can be no assurance that the Company will be successful without the infusion of additional capital from subsequent offerings or a similar source. Failure to fully fund this Offering will substantially increase the risk that the Company will not meet its projections or sustain operations, especially if the Company's financial projections fail to be realized as planned. There is no assurance that the Company can obtain additional capital after this Offering has been completed nor that its projections will be realized. Lack of capital may increase risks to the Company and result in total loss of the shareholder's investment.

RISKS OF BRIDGE FINANCING. The net proceeds to be received by the Company in this Offering are to be utilized primarily for the repayment of existing indebtedness of the Company, for short term working capital needs of the Company, and to finance certain anticipated expenses to be incurred by the Company in preparation for the planned IPO. Furthermore, repayment of the Notes at maturity or before, is most likely to be made using the net proceeds the Company anticipates receiving at the time the planned IPO is consummated. However, since there is no assurance that the Company will in fact complete an IPO, or in the alternative that the Company would be able to raise equity capital in a manner which does not involve an IPO, purchasers of the Units are substantially at risk that the Company may not be able to repay the principal and interest on the Notes when due.

RISKS OF LEVERAGE. Purchases of equipment may be financed by lessors or lenders. The use of leverage, as anticipated by the Company, will cause the risk of loss to the Shareholders to be greater than if a smaller portion or none of the purchase price of the Company's equipment were borrowed. The risk is increased because fixed payment obligations must be met on specified dates regardless of the revenues derived by the Company. If debt service payments are not paid when due, the Company may be required to forfeit the use of the equipment securing the debt as a result of foreclosure by the debt holder.

The Company has obtained a conditional financing commitment from MTE/Triad, a venture leasing company, for its equipment but must fulfill certain conditions to utilize this arrangement. The financial illustrations presented as an Exhibit to this Memorandum are based in part on the assumption that loans and/or leases will be obtained in compliance with those conditions and commitments. If such loans or leases are not obtained, or are obtained in amounts or on terms which differ from those assumed, the Company may purchase the equipment so encumbered, or may purchase substitute equipment. In either event, the results presented in the financial illustrations may differ from those presented.

DEPENDENCE ON KEY INDIVIDUALS. The future success of the Company is dependent upon the Company's ability to attract and retain qualified senior management, key employees and contractors, especially its present Chief Executive Officer, John C. Homan. The inability to employ such individuals would have a negative effect upon the business of the Company. The Company has entered into employment agreements with current key management, including Mr. Homan, and will continue to establish and pursue satisfactory relationships with future key management personnel. (See "Management")

EXPERIENCE OF OFFICERS. The financial success of the Company is dependent upon the management expertise, judgment and experience of its officers and directors. The death, disability or resignation of such officers may adversely affect the financial performance of the Company. The Company may apply for key-man life insurance, but has no such insurance coverage at this time. The officers and directors will have exclusive authority to manage and control and make all decisions regarding the business and affairs of the Company. (See "Conflicts of Interest")

LIMITATION OF LIABILITY AND INDEMNIFICATION. Pursuant to an amendment of the Articles of Incorporation, filed with the State of Delaware on January 29, 1999, Officers and Directors will not be liable to the Company for any action or failure to act if they, in good faith, determined that the course of conduct in question was in the Company's best interest. The amendment to the Articles of Incorporation also provides that the officers and directors shall be indemnified out of the Company's assets for any liability and related costs incurred by them in connection with the Company. By executing the Subscription Agreement, each purchaser agrees to adopt the terms of the Company's amended Articles of Incorporation, and to indemnify the Company against all costs or liabilities that might be incurred if the representations such purchaser makes in the Subscription Agreement are false or incorrect. IN THE OPINION OF THE COMMISSION, INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT IS CONTRARY TO PUBLIC POLICY AND IS THEREFORE UNENFORCEABLE.

FINANCIAL CONDITION. Although Management anticipates that the Company will have adequate funding to pay all operating expenses, there can be no assurance that this will occur nor that the Company can be operated in a profitable manner. Profitability depends upon many factors, including the success of this Offering, the proposed IPO, the development of ophthalmic vision correction Image Enhancement Centers, vision correction Referral Centers and/or the management of ophthalmic vision correction Image Enhancement Centers for other clients.

FINANCIAL PROJECTIONS. The Financial Projections contained in Appendices to this Memorandum are based upon assumptions about the operations and the use of the equipment by the Company. The projections are believed to be reasonable, and are made without the benefit of any operating history of the Company. No assurance can be given that assumptions upon which the Financial Projections are based will prove to be correct or that predicted results of operations will actually be achieved.

NO INDEPENDENT MARKET RESEARCH. No independent organization has conducted market research to provide Management with objective support for estimates of the potential demand for the Company's proposed operations.

FLUCTUATIONS IN ECONOMY. Demand for the Company's proposed services is affected by general economic conditions which tend to be cyclical in nature. Prolonged periods of recession may likely affect the Company's ability to achieve the projected operational goals or profitability.

AVAILABILITY OF FINANCING. Interest rate fluctuations in the money markets may affect the availability and cost of equipment loans and leases. The Company cannot predict what market conditions will exist at the time the Company seeks to finance equipment. Adverse conditions may make financing difficult or costly to obtain.

FUTURE SALES OF AND MARKET FOR THE COMMON STOCK. Subsequent to the Company's most recent reverse stock split, as of the date of this Offering, the Company has 2,275,174 shares of Common Stock outstanding and, assuming all Warrants attached to the Notes offered hereby are exercised, resulting in the issuance of an additional 500,000 shares, there will be 2,775,174 shares of common stock outstanding. Additionally, the Company is obligated to issue up to an additional 458,333 shares of its Common Stock upon the exercise of incentive stock options granted to its initial shareholders, officers, employees, consultants and directors at a price of $.36 per share. Assuming all 500,000 Warrants are exercised, and all stock options are exercised, the Company will have a total of 3,233,507 shares of Common Stock outstanding.

With the exception of 122,396 shares of Common Stock that were outstanding prior to the Company's acquisition of TVLCA, all shares of Common Stock outstanding, including any shares that may be issued in connection with the exercise of any options or warrants (including the Warrants issued in connection with this Offering), will be deemed "restricted" securities, as that term is defined under Rule 144, pursuant to the Securities Act. Provided that certain current information pertaining to the Company is published and available, Rule 144, promulgated under the Securities Act, provides a "safe harbor" exemption permitting the public sale of limited amounts of restricted securities. In general, a person (or persons whose shares are aggregated) holding restricted securities who has satisfied a one (1) year holding period may, commencing 90 days after the date thereof, under certain circumstances, sell within any three-month period that number of shares which does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly reported trading volume during the four calendar weeks prior to filing a Rule 144 notice. Future sales of the Company's Common Stock under Rule 144, especially any substantial sales by any affiliates of the Company, could have an adverse effect on the market price of the shares of Common Stock should a public market develop for such securities. Although, the Company does not currently publish the information necessary to permit re-sales pursuant to Rule 144, or other rules and regulations under the Securities Act, it does plan to undertake efforts to publish such required information and to establish a trading market for its Common Stock, in compliance with applicable federal and state securities laws and regulations. No assurances can be given to the purchasers that a public trading market in the Company's securities will develop at any time during or after this Offering.

ARBITRARY OFFERING PRICE. The offering price of $5,000 per Unit, and the Warrant exercise price of $8.40, per share of Common Stock, has been arbitrarily determined by the Company with consideration of such factors as the financial objectives of the Company, the proceeds to be raised by this Offering, the funds immediately available to the Company to sustain operations, and the expenses anticipated for its proposed IPO. Having established that the gross proceeds of this Offering is $1,000,000, the price of $5,000 per Unit, and the Warrant exercise price of $8.40, per share of Common Stock, was determined arbitrarily by the Company and bears no relationship whatsoever to assets, earnings, book value or any other objective standard of value. (See "Dilution" and "Terms of the Offering")

NO PUBLIC MARKET. There is presently no public market for the Company's Common Stock or the Warrants, and there can be no expectation that a public market will ever develop as a result of this Offering. Consequently holders of the Company's securities will, in all probability, not be able to liquidate their investment in the event of an emergency or for any other reason. Purchase of the Units and the exercise of the Warrants and purchase of the Common Stock should therefore be considered a long term investment of at least two to three years. The Units and the attached Warrants issued hereby may only be transferred with the opinion of the Company's attorneys that such transfer would not require registration prior to such transfer.

DILUTION. If the purchasers in this Offering were to exercise their Warrants and purchase shares of Common Stock at $8.40 as of the date of this Offering, they would experience substantial price dilution. Assuming that all Warrants issued hereby are exercised at a price of $8.40 per share, the Company will have 2,775,174 shares of Common Stock outstanding, of which 1,090,741 shares, or 39.3%, is held by consultants, directors and officers of the Company who received such shares for a nominal value. (See "Dilution" and "Principal Shareholders")

PURCHASERS MUST BEAR RISK OF LOSS. Purchasers who purchase the Units in this Offering will bear most of the risk of the Company's operations until such time as the Company attains profitable operations, if ever. However, the Company's Management stands to realize substantial benefits from the payment of salaries, expenses and the receipt of stock options, regardless of the profitability of the Company.

GOVERNMENT REGULATION. The operations of the Company will be subject to a number of regulatory and governmental requirements. While the Company believes its proposed plan of operations complies with applicable federal and state regulations, there can be no assurance that new laws or the interpretation of existing laws will not prohibit or render the Company's plan of operation impractical. Notwithstanding, the Company intends to use its best efforts to be in compliance with all federal, state and local regulations. In the event that the Company's management were to conclude that, for any reason, the operations of the Company could no longer comply with applicable laws or regulations, the Company will be dissolved and its assets will be liquidated.

SECURITIES RISKS. Purchasers should be aware of the long term nature of their investment in the Company. Each purchaser will be required to represent that they are purchasing the Units for their own account for investment and not with a view toward resale or distribution. Transfer of the Units will be substantially restricted by state and federal securities laws.

SECURITIES REGISTRATION. The securities being offered by the Company have not been registered with the Commission or with any State agency, but are being offered in reliance upon exemptions from registration requirements under Sections 3(b), 4(2) and 4(6) of the Securities Act, and Rule 506 of Regulation D, promulgated under the Securities Act. As a result, a potential purchaser does not have the benefit of having had this Memorandum reviewed by any governmental regulatory agency. In addition, the Company is relying on exemptions from federal and state laws that could require the Company to register as a broker-dealer. If the Company should fail to comply with the requirements of any exemption provisions, which are highly technical in nature, purchasers may have the right to rescind their purchase of the Units sold hereunder or sue for damages. If one or more purchasers were to successfully seek rescission or institute a lawsuit, the Company may face severe financial demands, which could adversely affect the Company as a whole. Furthermore, no Units, or the Notes and Warrants comprising the Units, may be resold, assigned or transferred unless subsequently registered and qualified under federal and state securities laws or, in the opinion of counsel satisfactory to the Company, an exemption from such registration and qualification is available. Therefore, purchasers may not be able to liquidate their investment in the Company when desired.

LEVERAGE AND DEBT SERVICE. Although the Company will use the net proceeds from this Offering to repay certain indebtedness, the Company will remain significantly leveraged following the Offering. As of March 31, 1999, after giving effect to the application of the net proceeds from the Minimum Offering and Maximum Offering amounts, the Company's indebtedness would have been approximately $921,000 and $1,044,000, respectively, and net shareholders' equity would have been approximately $1,709,500 and $2,324,000, respectively. See "Use of Proceeds" and "Capitalization." Holders of the Notes will be relying on the revenues derived from the Company's operations to service and retire the indebtedness represented by the Notes. No sinking fund for repayment of the Notes will be established. While the Company anticipates that the Notes will be repaid from the proceeds of its proposed IPO, there can be no assurance that such a public offering will occur, nor can any assurance be given that cash flow from the Company's existing operations will be sufficient to meet the interest or principal payments required under the Notes.

SECURITY OF THE NOTES. The Notes will not be secured by any of the assets of the Company. In addition to the obligations created by the Notes offered hereby, the Company has incurred $1,144,000 in total liabilities as of March 31, 1999. The Company presently anticipates that cash flow from its current operations will be sufficient to repay these liabilities as they become due. The Company does not presently intend to incur any additional long-term indebtedness. There can be no assurance that in the event of bankruptcy or liquidation of the Company that the proceeds from liquidation of assets of the Company would be sufficient to repay the obligations represented by the Notes. (See "Description of the Notes.")

NO GUARANTEE OF WARRANT EXERCISE. The Units offered hereby include Warrants to purchase shares of the Company's Common Stock at a price of $8.40, per share. The Warrants will expire, without value, on April 15, 2000. Consequently, in the event that a public trading market does not develop for the Company's securities prior to April 15, 2000, the Warrants may not have any recognized value. There can be no guarantee that a market will be developed for the Common Stock and, in the event the Company is successful in developing such a market, there can be no assurance or guarantee that the price of the Common Stock will be above $8.40, making the exercise of the Warrants economically feasible.

FAILURE TO REGISTER COMMON STOCK. Pursuant to the terms of the Warrants, under certain conditions, the Company will be required to effect the registration of the Common Stock, which is issuable upon exercise of the Warrants, unless a suitable exemption therefrom is available. (See "Description of Warrants - Registration Rights"). However, the ability of the Company to effectively register or publicly offer the Common Stock will be subject to a number of factors, including the financial resources of the Company at the time of any such attempted registration or public offering. Although Management fully intends to pursue such course of action, no assurances can be given that the Company will posses the financial resources to effect such action. In addition, the effectiveness of any registration is subject to a review by the Commission and may be subject to various states securities laws. As a result, the Company can not guarantee the effectiveness of such registration, or that it will become effective on order of the Commission; nor can it guarantee that any exemption from registration will be available. Finally, in the event conditions relating to the registration, or exemption therefrom, or public offering of the Common Stock underlying the Warrants are not, or can not be met, the Company is under no further obligation and shall not be liable to any holder of such Common Stock for damages (see "Description of Warrants Registration Rights"). Accordingly, if such Common Stock is not effectively registered under the Securities Act with the Commission, or subsequently offered to the public, the holders will be unable to sell or transfer their Common Stock, except through an appropriate exemption under the Securities Act, and under any applicable state securities laws.

TAX CONSIDERATIONS. The Units acquired under this Offering Memorandum are not "tax sheltered" in any manner. Income received from the Company by a purchaser of the Units will be characterized as "interest" income. EACH PROSPECTIVE PURCHASER IS URGED TO CONSULT THEIR OWN TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR PERSONAL TAX SITUATION, THE TAX TREATMENT OF ANY GAIN OR LOSS ON ANY SALE OR EXCHANGE, AND THE IMPACT OF ANY CHANGES IN THE APPLICABLE LAW.

ERISA MATTERS. The ERISA implications of an investment in the Units by a qualified plan or IRA purchaser are complex, and may vary depending on the particular circumstances of the investment. EACH PROSPECTIVE QUALIFIED PLAN OR IRA PURCHASER SHOULD CONSULT ITS OWN ADVISORS PRIOR TO AN INVESTMENT IN THE COMPANY.

                              CONFLICTS OF INTEREST


CONFLICTS OF INTEREST GENERALLY. The interests of purchasers may be inconsistent in some respects with the interests of Management of the Company. Since the executive officers and directors will control the daily operations of the Company and its affiliates, there may also be occasions where interests of the Company's affiliates may be inconsistent with interests of the Company. The risk exists that such conflicts will not be resolved in the best interest of the Company, or in favor of the holders of the Notes or Warrants.

ALLOCATION OF MANAGEMENT TIME. The Company will rely on its officers and directors to manage the Company's business operations. All officers and directors will devote as much of their time to the business of the Company as, in their judgment, is reasonably necessary to operate the Company in a profitable manner. These individuals may engage for their own account, or for the account of others in other business ventures for which the Company is not entitled to compensation. At some time in the future, the Company may compete for the management services of the officers of the Company. As a result, these individuals may be placed in a position where their decision to favor other operations in which they are associated over those of the Company will result in a conflict of interest. In allocating their time, Management will recognize their fiduciary obligations to the Company, the prevailing industry standards and the financial situation of the Company.

CONFLICTS OF INTEREST POLICY. The Company has adopted a policy that any transactions with directors, officers or entities of which they are also officers or directors, or in which they have a financial interest, will only be on terms consistent with industry standards and, at such time as the board of directors includes "disinterested directors," approved by a majority of the disinterested directors of the Company's board. The Bylaws of the Company provide that such transactions by the Company shall not be void or voidable solely because of the financial interest of the directors or officers or solely because such directors are present at the meeting of the board of directors of the Company or a committee thereof which approves such transactions, or solely because their votes are counted for such purpose. Company Bylaws require (i) that such common directorship or financial interest be disclosed or known by the board of directors or committee and noted in the minutes, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote for that purpose without counting the vote or votes of such interested directors; or (ii) that such common directorship or financial interest be disclosed to or be known by the shareholders entitled to vote and that they approve or ratify the contract or transaction in good faith by a majority vote or written consent of shareholders holding a majority of the Common Stock entitled to vote. The votes of the shareholders or interested directors or officers shall be counted in any such vote of shareholders; or
(iii) the contract or transaction is fair and reasonable to the Company at the time it is authorized or approved. In addition, interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors of the Company or a committee thereof which approves such transactions.

                              TERMS OF THE OFFERING

OFFERING AMOUNT. The Company is offering a maximum aggregate principal amount of $1,000,000 of its subordinated, promissory notes due April 15, 2000 (the "Notes"), subject to a minimum aggregate Offering amount of $250,000. The Notes are being offered as "Units", in increments of $5,000 per Unit, with each Unit comprised of one $5,000 Note and 2,500 Common Stock Warrants attached (the "Warrants"). The minimum purchase is 5 Units, or $25,000, per purchaser. The Company may, in its sole discretion, accept subscriptions for less than 5 Units ($25,000). The Warrants attached to each Note are non-detachable and entitle the holder to purchase 2,500 shares of the Company's Common Stock at an exercise price of $8.40 per share. The Common Stock to be purchased pursuant to the exercise of the Warrants will carry certain registration rights. The Warrants will expire without value on April 15, 2004, unless exercised prior thereto by the holder. (See "Description of Securities")

Offers and sales of the Units will be made by officers and directors of the Company on a "best efforts" basis to Accredited Investors only (See "Purchaser Suitability Standards"); provided, however that the Company retains the right to utilize selected broker-dealers registered with the National Association of Securities Dealers, Inc. ("NASD"), and/or commissioned selling agents to sell all or any portion of the Units.

Payment for the Units must be made in cash, or by check, upon submission of the Subscription Documents. All funds raised will be deposited in a bank escrow account (to be selected by the Company immediately after commencement of the Offering) and held until subscriptions of $250,000 are on deposit. At that time, the stated Offering Expenses, if any, will be paid to broker-dealers or commissioned selling agents for any Units sold by them, and the net proceeds will be released to the Company. Subsequent funds will be deposited in the escrow account and disbursed according to the terms of the escrow agreement. In the event the Offering is terminated prior to the sale of the Minimum Offering amount ($250,000), all funds received from purchasers will be returned without interest upon such termination, and no Units will be deemed to have been sold.

SUBSCRIPTION PERIOD AND CLOSING DATES. This Offering shall terminate the earlier of (i) June 30, 1999, unless extended by the Company to a date not more than 90 days thereafter, or (ii) the date on which the Company has accepted subscriptions for all 200 Units, or the maximum Offering amount of $1,000,000. The Company may, in its sole discretion, terminate the Offering at any time prior to the sale of 200 Units.

HOW TO SUBSCRIBE. Each purchaser desiring to purchase the Units offered hereby must:

1. Subscribe to purchase a minimum of 5 Units ($25,000). The Company, in its sole discretion, may permit an investment of less than 5 Units.

2. Complete, date, execute and deliver to TrueVision International, Inc., at 1720 Louisiana Blvd., Suite 100, Albuquerque, New Mexico 87110, the following documents:

         a. A check payable to "TrueVision International, Inc." in the amount of $5,000 for each Unit subscribed for, subject to a minimum investment of $25,000 (5 Units);
         b. A Subscription Agreement in the form attached hereto as an Exhibit;
         c. A Confidential Purchaser Questionnaire attached as an Exhibit; and
         d. Such other documents as may be required by the Company.

DEPOSIT TO ESCROW ACCOUNT. Upon receipt of the documents referenced above, the Company will deposit all funds into the escrow account until such time as either: (i) the minimum Offering amount has been deposited in the escrow account, or (ii) the Offering is terminated. The Company will establish a bank escrow account immediately upon commencement of the Offering. The Company may reject subscriptions, in whole or in part, in its sole discretion. If this Offering is oversubscribed, the Company, acting in its sole discretion, will determine which subscriptions will be accepted.

PURCHASER SUITABILITY. The Units may be sold only to Accredited Investors. Prospective purchasers of the Units should satisfy themselves that an investment in the Units is suitable for them. They should examine this Private Placement Memorandum and all exhibits annexed hereto, and should avail themselves of access to such additional information about the Offering and the Company as they consider necessary to make an informed investment decision. In addition to the Accredited Investor standards discussed below, each purchaser must have funds adequate to meet their personal needs and contingencies; must have no need of liquidity from the investment in Units offered hereby and must purchase the Units for investment only without a view toward resale or distribution of the Units, the Notes or the Warrants attached thereto. Because of the long-term nature of an investment in the Company and the risks of investment, a purchase of Units is not suitable for a purchaser who does not meet these standards.

ACCREDITED INVESTOR. To qualify as an Accredited Investor, a prospective purchaser must satisfy the definition of Accredited Investor under Rule 501(a) promulgated by the Commission under the Securities Act. To be treated as an Accredited Investor, a prospective purchaser must meet one of the tests set forth under "Purchaser Suitability Standards -- Accredited Investor Financial Requirements."

RELIANCE ON SUBSCRIBER INFORMATION. Representations and requests for information regarding purchaser suitability requirements must be completed by each prospective purchaser as part of the Subscription Agreement and Purchaser Suitability Questionnaire. The Units have not been registered under the Act. The Units will be offered in reliance upon Section 4(2), 4(6), and Rule 506 of Regulation D, promulgated by the Commission, and on applicable state law exemptions or registration provisions. Accordingly, the Company will make inquiries reasonably necessary to satisfy itself that the prerequisites of such exemptions have been met. Prospective purchasers will also be required to provide whatever additional evidence is deemed necessary by the Company to substantiate the information or representations contained in the Subscription Agreement and Purchaser Suitability Questionnaire. The standards set forth above are minimum standards. The Company reserves the right, in its sole discretion, to reject subscriptions for any reason regardless of whether a prospective purchaser meets the minimum suitability standards in which case the amount of such subscription will be returned as soon as possible after such rejection, with any interest earned thereon.

NO TRANSFERABILITY. Neither the Notes nor the Warrants have been registered under the Securities Act nor under applicable state securities laws. The Units will be offered and sold only to individuals who are able to assume the risk incident to an investment who represent they are not buying with a view to the resale or distribution thereof and who recognize and acknowledge that the Units (including the securities comprising same) cannot be sold for an indefinite period of time.

ACCESS TO FURTHER INFORMATION. Qualified prospective purchasers shall, at their request, have the opportunity to meet with and ask questions of the executive officers and directors of the Company. At any such conference, the prospective purchasers and their investment advisors, if any, will have the opportunity to obtain further information or documentation, to the extent possessed or obtainable by the Company without unreasonable effort or expense, which prospective purchasers request to verify or supplement the information contained in this Memorandum. PROSPECTIVE PURCHASERS SHOULD NOT EXECUTE THE SUBSCRIPTION AGREEMENT UNLESS ANY QUESTIONS THEY MAY HAVE REGARDING THIS PROGRAM HAVE BEEN ANSWERED TO THEIR SATISFACTION.

                                    DILUTION


Because the Notes are debt obligations of the Company, no immediate dilution will result to the purchasers of Units. However, assuming the immediate exercise of the Warrants attached to the Notes, purchasers would suffer substantial dilution. The net tangible book value of the Company on December 31, 1998 was $(463,000), or $(.20) per share, based upon the outstanding 2,275,174 shares of Common Stock on March 31, 1999, and as adjusted for the March 31, 1999 reverse stock split. The following table illustrates the pro-forma per share dilution if the Warrants were exercised at closing, assuming that none of the Company's outstanding stock options are exercised:

------------------------------------          ------------- ------------
                                                MINIMUM       MAXIMUM
                                                OFFERING      OFFERING
------------------------------------------    ------------- ------------

Warrant Exercise Price                          $   8.40      $  8.40
------------------------------------------    ------------- ------------
Net Tangible Book Value before                  $   (.20)     $  (.20)
Offering

Net Tangible Book Value after Offering and      $   1.42      $  1.66
Assuming Full Exercise of All Warrants

Resultant Increase for present                  $   1.62      $  1.86
Shareholders

Per share Dilution to new Shareholders          $   6.98      $  6.74
Upon Exercise of the Warrants
------------------------------------------    ------------- ------------

                                 USE OF PROCEEDS

The Company believes that the estimated net proceeds of the Maximum Offering amount will be adequate to satisfy its anticipated capital requirements between the date of this Offering and consummation of the Company's planned IPO. The net proceeds to the Company from the sale of the Units offered hereby are estimated to be as follows:

                                                     MINIMUM           MAXIMUM
                                                     OFFERING          OFFERING
                                                    --------------  ------------
SOURCE OF FUNDS:
  Notes(1)......................................      $250,000        $1,000,000
USE OF FUNDS:
  Selling Commissions and
    Marketing Allowance(2)......................        25,000           100,000
  Nonaccountable Expense Allowance(3)                    7,500            30,000
  Working Capital...............................       102,500           745,000
  Direct Offering Expenses......................        10,000            25,000

  Prior Obligations(4)..........................       100,000           100,000
                                                       -------         ---------
  Total.........................................      $250,000        $1,000,000
                                                       =======         =========

FOOTNOTES:
 (1) The minimum investment that will be offered to any prospective purchaser is 5 Units, or $25,000. The Company has retained the right to accept subscriptions for amounts less than the stated minimum.

(2) The Company has allocated cash commissions of 10% of the gross proceeds from the sale of Units sold by broker-dealers and selling agents.

(3) The Company has also allocated a fee for non-accountable expenses equal to 3% of the gross proceeds from the sale of Units sold by broker-dealers and selling agents.

(4) Prior obligations include payment of trade creditors and past salaries to current and former employees.

                                 DIVIDEND POLICY


The Company has not paid any cash dividend since its inception and does not anticipate paying any cash dividends on its Common Stock, or any of its securities, in the foreseeable future. The Company currently intends to reinvest earnings, if any, in the development and expansion of its business. Any future determination with respect to the payment of dividends will be subject to the discretion of the board of directors and will depend upon the earnings, capital requirements, and financial position of the Company, general economic conditions and other factors.


                            SELECTED FINANCIAL DATA

The selected financial data set forth below for the fiscal year ended September 30, 1998, and the three month period ended December 31, 1998, has been derived from the unaudited financial statements of the Company, and may not be prepared in accordance with generally accepted accounting principals. The Company believes that the financial statements include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the information set forth therein. The results for the three month period ended December 31, 1998, are not necessarily indicative of the results to be expected for the entire fiscal year ending September 30, 1999. This information should be read in conjunction with the Financial Statements and notes set forth as Exhibits hereto.


                                                          Fiscal Year               Three Month
                                                             Ended                  Period Ended
                                                       September 30, 1998         December 31, 1998
                                                       ---------------------      -----------------
STATEMENT OF OPERATIONS DATA:
  Net sales......................................            $558,000                 $213,000
  Net loss.......................................             (89,000)                 (69,000)
  Loss per share.................................                (.04)                    (.03)
  Shares outstanding(1)..........................           2,275,174                2,275,174

                                                                 At                      At
                                                        September 30, 1998        December 31, 1998
                                                       ---------------------     ------------------
BALANCE SHEET DATA:

  Total assets...................................           2,513,000                2,599,000
  Long-term debt, less current portion...........             561,000                  531,000

  Shareholder's equity...........................           1,492,000                1,454,000
-------------


(1) No effect was given to any potential increase in equity that may be realized from the exercise of any outstanding warrants or options.

                           DESCRIPTION OF THE BUSINESS


TrueVision International, Inc. (the "Company" or "TrueVision"), was incorporated under the laws of the State of Delaware on January 19, 1988, as Topform, Inc. In March, 1998, pursuant to the terms of a Plan of Reorganization and Merger Agreement, the Company issued 18,666,667 shares of its Common Stock, plus warrants to purchase an additional 18,666,667 shares of Common Stock, to TrueVision Laser Centers, Inc., a Nevada corporation ("TVLC"), from whom it acquired eighty-four (84%) percent of the total authorized and outstanding capital stock (represented by 84,000 shares of Common Stock) of TrueVision Laser Centers of Albuquerque, Inc., a New Mexico corporation ("TVLCA"). Accordingly, TVLCA became a subsidiary of the Company, and TVLC became the majority stockholder of the Company. At the annual shareholder meeting of Topform, Inc., held in April, 1998, the shareholders voted to effectuate a "reverse" split of its outstanding Common Stock by issuing one new share for each 4 shares held. At a board meeting held on January 29, 1999, the board voted to change the Company's name to TrueVision International, Inc.

In March of 1999, the Company entered into a preliminary letter of intent with Dirks & Company, an NASD member broker dealer, which contemplates that the Company will conduct an underwritten initial public offering of its Common Stock (the "LOI"), pursuant to a registration statement to be filed on Form S-1 (or other appropriate form) under the Securities Act with the Commission. The LOI contemplates that the Company will immediately begin the process of preparing and filing such registration statement with the Commission with a view towards consummating an initial public offering of its Common Stock in the third or fourth quarter of 1999, with a preliminary offering price range of approximately $7.00 per share.

Pursuant to its obligations under the LOI, the Company is required to effect certain changes to its capital structure that reduce the total outstanding shares of Common Stock, including all stock options and warrants. Accordingly, on March 31, 1999, the Company's board of directors approved a resolution, which was ratified by the affirmative written consent of a majority of its shareholders, to effectuate a "reverse" split of its outstanding Common Stock by issuing one new share in exchange for each 2.4 shares outstanding, and to make appropriate adjustments to all outstanding options, warrants, or other similar agreements entitling holders to acquire additional securities of the Company. After consummation of this reverse stock split on March 31, 1999, the Company had 2,275,174 shares of Common Stock outstanding, and stock options outstanding which provide for the issuance of an additional 458,333 shares of Common Stock upon exercise. These capitalization adjustments do not include any securities that may be issued in connection with this Offering.

TrueVision is the corporate successor to TrueVision Laser Centers of Albuquerque, Inc., a New Mexico corporation ("TVLCA"), which it acquired an eighty four (84%) percent interest in through a statutory merger transaction, pursuant to the provisions of a Plan of Reorganization and Merger Agreement on March 18, 1998. TVLCA was previously owned by TrueVision Laser Centers, Inc., a Nevada corporation. The Company's executive offices are located at: 1720 Louisiana Blvd., Suite 100, Albuquerque, New Mexico 87110. The Company's telephone numbers are:
(877) 878-3847, or (505) 256-3534; Fax: (505) 256-3521.

The Company plans to develop, acquire, operate and market ophthalmic laser vision correction Centers (Image Enhancement Centers) and laser vision correction referral centers (Referral Centers). The Image Enhancement Centers will utilize excimer laser technology which was granted FDA approval in October, 1995 for use in the United States. The Referral Centers will market Laser Procedures and recruit patients to have Laser Refractive Procedures at a TrueVision Image Enhancement Center or other affiliated Image Enhancement Centers. TrueVision commenced with funds provided by its principals and is committing $1.0 million of equity from its first Private Offering to develop its corporate infrastructure and open two Image Enhancement Centers.

The Company has the authority to issue an aggregate of one hundred ten million (110,000,000) shares of capital stock. One hundred million (100,000,000) shares are designated as Common Stock, par value $0.001 and ten million (10,000,000) shares are designated as Preferred Stock , par value $0.001. As of the date of this Memorandum, there are presently 2,274,174 shares of Common Stock issued and outstanding, and no shares of preferred stock have been issued. (See "Dilution" and "Description of Securities.")

BUSINESS OBJECTIVE. The Company's primary business objective is to acquire, develop, operate and market 50 to 60 Laser Vision Correction and Image Enhancement Centers that enjoy a commanding market share, stable fees, and a high likelihood of commercial success in offering these services. The Company has expanded that concept to include the development of vision correction Referral Centers (See "Referral Centers.")

BACKGROUND. The Laser Vision Correction industry began in the United States upon approval of the excimer laser by the FDA in October 1995. The industry anticipated immediate demand for the procedure. However the projected numbers of initial patients was greatly overestimated. Few people were sufficiently knowledgeable to distinguish the benefits of the laser from radial keratotomy. Millions of dollars were spent by as many as seventeen national companies to introduce this technology with little impact. In the ensuing three years all but five of those companies vanished. With only one center remaining in Albuquerque, NM, TrueVision nearly became one of the casualties. Laden with accumulated debts in excess of one million dollars, it was only able to survive by selling its existing successful center to Topform, a company not burdened with debt and with access to public markets for additional equity to grow and expand. This occurred in April of 1998 with TrueVision receiving 4,666,667 shares in exchange for its equity interest in for the Albuquerque operation. On January 19, 1999, Topform changed its name to TrueVision International, Inc. (TVI).

CURRENT INDUSTRY RESULTS. In April 1999, Hambrecht & Quist raised its estimate of the number of laser vision correction procedures that will be performed in the U.S. for the second time in recent weeks. It now projects 800,000 for 1999 and 1.1 million for the year 2000. The situation of the industry has significantly changed. Financial results reported by many operators of both national and single centers show dramatic increases in volumes over the last nine months. Additional growth is anticipated because of mainstream interest from highly visible celebrities, athletes and news anchor people who are raving about their personal experience with laser vision correction. The results posted by several of the publicly traded operators reflect what is occurring throughout the industry. On January 12, 1999 Laser Vision Centers, Inc. (LVCI) announced that some center revenues were up 68% over the same period last year and that total revenues were up 134% from a year ago. Additionally they reported that December 1998 case volumes were up 17% from their previously highest month. On January 25, 1999 LCA Vision (LCAV) reported that its revenues were up 135% for the quarter and 219% over the prior year. On January 12, 1999 TLC (LZRC) reported that it performed its 100,000th laser procedure and said that it could reach 200,000 this year. TLC further reported revenues for the quarter ended 11/30/98 was double the previous year.

TRUEVISION ALBUQUERQUE RESULTS. TrueVision Albuquerque has also shown an increasing number of procedures each month at the Albuquerque center. The count doubled within three months from 70 eyes in September '98 to 142 eyes in December '98. Revenues more than doubled for fiscal year 1998 compared to 1997. Even more impressive is the revenue for the last three months. In the last calendar quarter of 1998, revenues exceeded $680,000, and totaled more than $260,000 in December alone. (See " Exhibit B - Albuquerque Financial Results")

This sharp increase in volume has been the direct result of TrueVision's recently introduced Integrated Marketing Protocol (IMP). IMP is a proprietary integrated program of ancillary product sales, promotions and targeted marketing activities. IMP is designed to identify and quickly transform prospective laser vision correction (LVC) candidates to become satisfied LVC patients and walking testimonials for this miracle of modern medicine.

A key element of IMP is TrueVision's seminar series. These seminars are held at the TrueVision center. A television camera is mounted on the laser, so the guests can watch the procedure in real time on a monitor. Afterwards, the patient sits with the guests to share the experience and answer questions. The response has been terrific. A recent seminar drew 16 guests and 14 took the first step towards vision correction by registering for the eye exam. On average more than sixty percent of attendees take this first step to vision freedom. This new IMP system has been so successful that seminars are being scheduled three nights per week with additional weekend seminars scheduled to commence in March.

The original TrueVision marketing plan required affiliations with local doctors to develop patients for the laser. However, the experience of another Corporate Center operator, which followed a business plan similar to TrueVision's, has mandated a significant change in the plan. After building a successful business the Company was effectively put out of business when the local doctors bought their own laser. TrueVision learned two things from that situation. First that the Company must be able to generate it's own source of patients. Second, that TrueVision needs a Company staff of employed doctors and member doctors with exclusive contractual commitments to perform the procedures in order to maintain control of its client base.

The ability to directly develop patients has been a major stumbling block for the vision correction industry. Traditional forms of advertising alone such as television, radio and print, can be expensive and inefficient. On the other hand, the IMP system is relatively inexpensive while being effective and efficient at converting prospective candidates to LVC patients. The success of the IMP system gives TrueVision the confidence to compete in the largest markets and increase the possibilities for center expansion. It also creates flexibility for the Company in selecting locations for additional centers. In the past, the Company's development strategy focused on acquisitions or alliances with existing doctors. The underlying motivation for this affiliation strategy rather than starting centers from scratch was to capture and cultivate the doctor's source of patients. Such an affiliation is no longer necessary. The success of the IMP system gives TrueVision International significant independence for developing and maintaining its business.

Currently, gross profit is shared equally between TrueVision and its member doctors. This formula results in inefficiencies and an inability to control its business and remain competitive. TrueVision has revised its strategy to address these issues. By adding a medical staff to the centers, the Company will develop and manage it's proprietary patient database. By hiring a staff Ophthalmologist to perform LVC procedures and an Optometrist to perform evaluations the centers will operate more efficiently resulting in increased profitability. This will also allow the Company increased control over its future and strategically position TrueVision to manage future pricing changes in the marketplace. Negotiations are currently underway for the Company to have an internal medical staff and to sign exclusivity agreements with certain member doctors.

TrueVision International is now moving forward to establish a presence in other markets. It recently ordered a new laser for a Las Vegas facility and is negotiating for sites in Los Angeles and San Diego. A Securities offering is being prepared to support this expansion and is expected to go become effective within the next few months. The expected infusion of additional equity capital will be combined with the Company's IMP program and internal medical staff resulting in improved profitability and immediate growth.

MARKET SIZE. It is estimated that as many as 2,00,000 patients worldwide have benefited from the LVC procedure over the past few years. The United States is the world's largest market for cosmetic surgeries with billions of dollars spent annually for a variety of procedures. LVC is an attractive alternative for patients who desire a lifestyle free of glasses and contact lenses. LVC is an elective, outpatient vision correction and currently costs up to $2,250 per eye. The procedure is not currently covered by health insurance or public health programs and is prepaid or financed by the patient, which practically eliminates collection problems. Patient financing is readily available through specialized consumer finance companies. The typical patient spends just 20 to 30 minutes at the Center, with the actual LVC laser vision correction procedure taking less than a minute. Industry results have shown that more than 90% of LVC patients experience little or no pain and their eyes stabilize with a visual acuity of 20/40 or better, which eliminates the need for glasses or contact lenses for normal activities. Patient satisfaction with LVC is very high. According to several market research studies, approximately 95% of the participants indicated that they would recommend the LVC procedure to a friend.

TARGET MARKETS. TrueVision will open and operate Image Enhancement Centers in areas of dense population and will have the excimer laser on site. TrueVision will also have a network of Referral Centers which will be selling related products in retail locations and in less populated areas which will also market LVC and provide referrals for the Centers. TrueVision's objective is to assemble a network of 30 to 50 TrueVision Centers and 30 to 50 TrueVision Laser Referral Centers throughout the United States. It will select markets where the Company's unique strategy will result in a strong marketing presence and market dominance. The prototype TrueVision Image Enhancement Center is projected to achieve a 34% to 45% share of its market area over a five-year period, with proportionately larger total revenues. As of the date of this offering, the Company has one market open, another planned to open within one hundred and twenty days with three other markets in the development stage.

BACKGROUND AND EXPERIENCE. The core management team of TrueVision has been involved in the LVC industry since 1995 and has participated in the evolution of the US market since its inception. Involved with the operation of the Albuquerque center since its founding, management has first hand knowledge of what it takes to succeed in this industry. Generating $771,000 of revenue in the first full year of operations, the Albuquerque lost nearly $250,000. The second year, which ended on September 30, 1998 showed a doubling of revenues to $1.4 million and a narrowing of the loss to just $23,000. On a cash flow basis, the center generated $225,000 in cash to begin to repay its financial obligations. The first quarter of the current fiscal year has shown an even more dramatic improvement with sales and profits reaching record levels. This dramatic change came as a result of a new marketing program that the company could only recently afford to initiate. ( See Exhibit b - Albuquerque Results)

TRUEVISION "INTEGRATED CENTER" MARKETING STRATEGY. The first business plan for TrueVision required that the local doctors be members of a TrueVision Center to use the laser. TrueVision believes that the market has now advanced to the level that a fully integrated, corporately controlled, retail oriented operation can emerge and capture a significant market share. TrueVision Albuquerque, a membership center, has always operated from a highly identifiable location and has had a retail mentality. In the past, it relied upon a network of surgeons to provide the patients. As the market has developed, TrueVision has implemented more of its retail programs. This has resulted in patient volumes which have doubled in the most recent ninety-day period. Projecting those efforts result in an almost immediate doubling in sales again. However, the single most prohibitive factor to future growth is the inability for the Company to control the sales process. Prospective patients are currently directed to a member doctor for an evaluation. The member doctor is charged with converting that prospect to a patient. This process has resulted in many missed sales opportunities. Relying on the sales skills of the member doctors and their staff to make the center profitable has been a mistake.

TrueVision is currently combining its consumer marketing, retail strategies and inside sales capabilities with a new model for the delivery of these services. Future centers will employ optometrists and surgeons directly on a salary basis. By retaining the portion of the revenue currently paid to member doctors (i.e.:
50% of the total fee) TrueVision can afford to employ these medical professionals, pay above market salaries and bonuses and dramatically improve sales. Further, by employing the services of an in-house medical staff TrueVision will have eliminated its largest single variable expenses and replaced it with a relatively modest fixed monthly cost. This represents one-third the cost of the 50% that is currently paid to member doctors for the same services. With this new approach to the business, TrueVision will employ well-trained medical professionals fully capable of delivering consistent, high quality outcomes. This will allow for continued improvement in its consumer marketing and retail delivery expertise.

EXPECTED RESULTS. Management believes that the Company is ready to expand its model into additional communities throughout the U.S., employing its marketing strategy to open new facilities. The proceeds of this Offering are expected to "bridge" the Company's working capital needs until its proposed IPO can be accomplished. The projected results of this strategy are detailed in the Financial Projections attached hereto as Exhibits to this Memorandum. However, adopting the integrated model alone, with no other changes, is projected to add an additional $1.0 million in revenues to current operations. By the third year, an excess of $157.7 million in gross revenues is projected to generate profits exceeding $60.1 million. (See "Appendix - Consolidated Projections")

EXPANSION OF PRODUCT LINE. The addition of several new products and procedures will further improve profitability and cross marketing opportunities. This will include extending its participation in the vision industry and entering other high margin cosmetic procedures.

OPERATIONAL RESPONSIBILITIES. TrueVision will be responsible for the management of each Center, including the purchase or lease and maintenance of equipment. TrueVision will also perform all marketing and administrative functions including advertising, marketing, accounting, patient scheduling, registration, fee collection, and patient follow-up. TrueVision will also recruit and train dedicated refractive surgeons and optometrists to provide the required professional services at each Center. Dedicated, highly trained and experienced personnel will staff each location. Specialists in advertising, marketing, finance, optometry, ophthalmology and operations at the national level will support these local professionals.

PROPOSED PUBLIC OFFERING. TrueVision has recently entered into a preliminary letter of intent with Dirks & Company, an NASD member broker dealer, which contemplates that Dirks & Company will act as managing underwriter for the Company's proposed IPO. The Company plans to commence the preparation of a registration statement, to be filed on Form S-1 (or other appropriate form) under the Securities Act with the Commission, immediately upon completion of this Offering, with a view towards consummating an IPO of its Common Stock in the third or fourth quarter of 1999, with a preliminary offering price of approximately $7.00 per share.


                                   COMPETITION


LVC utilizes an excimer laser to correct vision problems related to the shape of the eye. These include myopia (nearsighted), hyperopia (farsighted), and astigmatism. The conditions affect nearly one half of Americans, or more than 130 million people. The procedures were first made available for moderate myopic correction in the U.S. in late 1995 when the FDA approved the use of the first generation of excimer lasers. It was not until the end of 1998 when all aspects of LVC were approved by the FDA, which made LVC available on a widespread basis.

Although several Companies entered this emerging segment early to take advantage of the new technology, only a few survived. The projected number of patients eager to utilize this technology was greatly overestimated. Millions of dollars were spent by as many as seventeen national companies to introduce this technology with little impact. In the ensuing three years all but five of these companies have vanished. The situation has now changed. Financial results reported now by all operators, both national and single center, have shown dramatic increases in volumes during the last nine months.

The results posted by several of the publicly traded operators reflect what is occurring throughout the industry. On January 12, 1999 Laser Vision Centers, Inc. (LVCI) announced that same center revenues were up 68% over the same period last year and that total revenues were up 134% from a year ago. Additionally they reported that December 1998 case volumes were up 17% from their previously highest month. On January 25, 1999 LCA Vision (LCAV) reported that its revenues were up 135% for the quarter and 219% over the prior year. On January 12, 1999 TLC (LZRC) reported that it had performed its 100,000 laser procedure and said that it could reach 200,000 this year. TLC further reported revenues for the quarter ended 11/30/98 was double the previous year.

Patient volumes are up at nearly all centers nationwide, but few are profitable. Operators like TLC are typical. TLC recently announced that it earned a profit of $660,000 on $43.5 million of revenue (1.5%) vs a loss of $1.9 million for the same period last year. Successful Centers are typically profitable because of the efforts of a high profile refractive surgeon. To better understand this, it is important to understand the basic business models currently being followed in the industry. Existing centers can be grouped into four basic models:

     OPEN ACCESS AND MEMBERSHIP FACILITIES. This category includes most hospital owned lasers, and operators such as LCA Vision (NASDAQ - LCAV), Laser Vision Centers, Inc. (NASDAQ - LVCI), and ClearVision. Most Centers whether corporate, hospital or community owned, were established with the belief that many Ophthalmologists and Optometrists within each community would want to access an LVC facility for their own patients. This has not proven to be true. In most cases, those centers have had limited success. Some, like TrueVision, which has provided dedicated marketing support, have allowed several surgeons to become successful. Other Centers can chart their success by identifying one or two surgeons who have provided most of the volume. Those surgeons share in fifty percent of the gross profit from the surgeries, so they are the single largest cost for the center. To the surgeon who is generating the patient, the center is his single largest expense. As the surgeon evaluates his business, it becomes apparent that most centers provide no real added value. Therefore, as the market continues to expand, those surgeons will likely invest in their own laser, rather than continue to share revenues with a center operator.

     OPTOMETRIC NETWORKS. This category includes TLC The Laser Center (NASDAQ -
        LZRC) and Sterling Optical (NASDAQ - ISEE). The centers are built on the premise that most people ( i.e.: 90%) identify an optometrist as their source for glasses or contacts rather than an ophthalmologist. Those networks have generally done poorly. Most optometrists resist promoting LVC, fearing that, once treated, the patients will not return. Even those that support LVC only present it as AN OPTION to glasses or contacts. Consequently the referrals from the optometric networks are limited and do not provide a reliable source of patients for a Center.

     INDEPENDENT REFRACTIVE SURGEONS. Centers operated by single surgeons dedicated to LVC have generally been the most successful. The doctor's commitment of LVC and his access to an existing client base were the keys to his success. Many of the single centers have far outperformed the industry. n some cases, several of these entrepreneurial centers have formed an alliance and operate under a single corporate identity. As such, they often report significant revenues and profit. However they lack a fully integrated business model that can maximize the market's potential or to support the integrated growth strategy that will be required to maximize industry potential in the long term

     MOBILE OPERATORS. Several Companies established mobile routes using a truck mounted, single laser which travels between multiple sites. While this has the potential to be a successful strategy in the future, the logistics can be complicated. As volumes increase, the surgeons served will find it cost effective to purchase their own laser. That will force the mobile out of the Market.

The treatments offered by the Company's Laser Vision Correction Centers also compete with other present forms of treatment for refractive disorders, including eyeglasses, contact lenses, refractive surgery, corneal transplants and other technologies currently under development. The Company expects that companies which have developed or are developing new technologies or products, as well as other companies (including established and newly formed companies), may attempt to develop new products directly competitive with the excimer lasers that are to be utilized by the Company or could introduce new or enhanced products with features which render the equipment to be used by the Company obsolete or less marketable. The ability of the Company to compete successfully will depend in large part on its ability to adapt to technological changes and advances in the treatment of refractive vision disorders. There can be no assurance that, as the market for excimer laser surgery and other treatments of eye disorders develops, the Company's equipment will not become obsolete, and if this occurs, that the Company will be able to secure new equipment to allow it to compete effectively.


                          DESCRIPTION OF THE SECURITIES


The following statements constitute brief summaries of the Company's Articles of Incorporation and Bylaws, as amended. Such summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the documents referred to.

EXISTING CAPITAL STRUCTURE

The Company's Articles of Incorporation authorize the issuance of up to 100,000,000 shares of Common Stock, par value $0.001, per share, and up to 10,000,000 shares of Preferred Stock, par value $0.001, per share. As of the date of this Private Placement Memorandum, 2,275,174 shares of Common Stock are currently outstanding, and no shares of preferred stock have been issued. In addition, the Company has granted stock options to certain consultants, directors, employees and officers that provide for the issuance of an additional 458,333 shares of Common Stock upon exercise at varying prices. (See "Management
- Compensation")

COMMON STOCK. Holders of Common Stock are entitled to one vote per share on all matters for which holders of Common Stock are entitled to vote. Cumulative voting in the election of directors is permitted. The quorum required at a shareholder's meeting is a majority of the shares entitled to vote, represented in person or by proxy. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on a matter is required for shareholder approval, unless a greater percentage is otherwise required by law. Holders of the Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available. Upon liquidation of the Company such holder would share ratably in the assets, if any, remaining after payment of all debts and liabilities and distributions on any senior securities. Holders of Common Stock do not have preemptive, conversion or redemption rights.

The authorized but unissued shares of Common Stock are available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including for future offerings to raise additional capital, to facilitate corporate acquisitions and for employee benefits plans. One of the effects of the existence of unissued and unreserved Common Stock may be to enable the board of directors to issue shares to persons friendly to current Management which could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company's Management.

There are no limitations or restrictions upon the rights of the board of directors to declare dividends out of funds legally available. The Company has not paid dividends to the Common Stock shareholders to date and it is not anticipated that any dividends will be paid to the common shareholders in the foreseeable future. Initially, the board of directors may follow a policy of retaining earnings, if any, to finance the future growth of the Company. Accordingly, future dividends, if any, will depend upon the Company's need for working capital and its financial condition at that time.

PREFERRED STOCK. The Company's Articles of Incorporation authorizes the board of directors to issue up to 10,000,000 shares of "blank check" Preferred Stock, par value $.001, from time to time in one or more series. The board of directors is authorized to establish such series, to fix and determine the variations and the relative rights and preferences as between series, and to thereafter issue such stock from time to time. The board of directors is also authorized to provide for conversion of the Preferred Stock to Common Stock, and to determine voting rights under terms and conditions as it determines.

EXISTING WARRANTS AND OPTIONS. A warrant is a contractual right by which the holder thereof may purchase another security of the Company at a predetermined price before the stated expiration date. An option is also a contractual right by which an employee holder thereof may purchase Common Stock of the Company at a predetermined price under the specific terms of the option agreement before the stated expiration date.

In connection with the Company's acquisition of TrueVision Laser Center of Albuquerque, 4,666,667 warrants were issued (adjusted to reflect a 1-for-4 "reverse" split which occurred in April, 1998). These warrants have since expired. Pursuant to a resolution passed by the board of directors, the Company authorized the grant of 458,333 incentive stock options to consultants, directors and officers of the Company, for the purchase of a like amount of Common Stock, at a price of $0.36 per share. Therefore, there remains outstanding, options entitling the holders thereof to purchase 458,333 shares of Common Stock at varying prices.

The Company has also authorized the issuance of an additional 500,000 Warrants to purchase Common Stock, at a price of $8.40 per share, in connection with this Offering and as a part of the Units offered.

Set forth below is a listing of the number of warrants and options for the purchase of the Company's Common Stock, the exercise price and the expiration date of those warrants outstanding as of the date of this Memorandum:



      WARRANTS       OPTIONS              OPTIONS - HOLDERS            EXERCISE PRICE      EXPIRATION DATE
      --------       -------              -----------------            --------------      ---------------
                     291,666       Executive Officers & Directors        $0.36              04-1-09
                     166,667         Employees (non-officers)            $0.36              04-01-09
      500,000                             Note Holders                   $8.40              04-15-00


THE UNITS

The Company is offering a maximum aggregate principal amount of $1,000,000 of its subordinated, promissory notes due April 15, 2000 (the "Notes"), subject to a minimum aggregate Offering amount of $250,000. The Notes are being offered as "Units", in increments of $5,000 per Unit, with each Unit comprised of one $5,000 Note and 2,500 Common Stock Warrants attached (the "Warrants"). The minimum purchase is 5 Units, or $25,000, per purchaser. The Company may, in its sole discretion, accept subscriptions for less than 5 Units ($25,000). The Warrants attached to each Note are non-detachable and entitle the holder to purchase 2,500 shares of the Company's Common Stock at an exercise price of $8.40 per share. The Common Stock to be purchased pursuant to the exercise of the Warrants will carry certain registration rights.

DESCRIPTION OF NOTES. The Notes will be issued by the Company directly to the purchasers. The form of the Note is attached to this Memorandum as an Exhibit. The following statements summarize certain provisions of the Notes. The summary statements do not purport to be complete, and are subject and qualified in their entirety by reference to all of the provisions of the Notes, including the definitions therein of certain terms (generally capitalized when used herein), which provisions and definitions are incorporated herein by reference.

The Notes to be issued will be in an aggregate maximum principal amount of $1,000,000 and a minimum amount of $250,000. The Notes are not secured and represent a general debt obligation of TrueVision International, Inc., and, in terms of preference, are subordinate to any existing senior indebtedness of the Company. Each Note will bear interest from the date of issuance at a rate of 13% per annum, simple interest, payable at maturity (April 15, 2000). Payment of principal and accrued interest will be paid directly to the person in whose name the Note is registered on the Note Register maintained by the Company.

TrueVision will issue the Notes in denominations of $5,000. TrueVision will not assess a service charge for any transfer or exchange of the Notes, but it may require payment of a sum sufficient to cover the tax or governmental charge payable in connection therewith. Holders may transfer the Notes by surrendering them for transfer at the office of the Registrar, together with such written instrument of transfer as TrueVision may require, including without Company limitation, an opinion of counsel, satisfactory to TrueVision, provided at the cost of the transferring Holder.

REDEMPTION. The Notes will be subject to redemption at the option of TrueVision, at any time after issuance, in whole or in part, from time to time, without penalty. If TrueVision elects to redeem less than all of the Notes, the Company will select which Notes to redeem, using such method as it shall deem fair and appropriate. Such method may include the selection for redemption of portions (equal to $5,000 or any multiple thereof) of the principal amount of any Note of a denomination larger than $25,000. In the event that the Company is successful in effecting its anticipated public offering, it will redeem the entire amount of all Notes outstanding from the proceeds of the public offering. However, there can be no assurance that the Company will be successful in effectuating its proposed public offering.

EVENTS OF DEFAULT. The Notes define the following as an "Events of Default": (1) failure to pay principal and accrued interest when due at Maturity; (2) failure to perform any other covenants for 60 days after written notice specifying the default and allowing TrueVision to remedy such default; or (3) certain events of bankruptcy, insolvency, or reorganization.

The Notes provide that the Company shall, within 30 days after the occurrence of an Event of Default, give the holders thereof written notice of all unsecured defaults known to it. The term "default" means the above specified events without grace periods; provided that, except in the case of default in the payment of principal and interest on any of the Notes at maturity, the Company shall be protected in withholding such notice if and so long as it in good faith, determines that the withholding of such notice is in the interest of the holders of the Notes. In the case of default based on a breach of a material covenant or warranty, notice shall not be given until 30 days after the occurrence of such event of default.

If an Event of Default shall occur, and be continuing, the holders of at least a majority in aggregate principal amount of outstanding Notes may accelerate the maturity of all such outstanding Notes. Prior to acceleration of maturity of such Notes, the holders of Notes of at least a majority in principal amount of outstanding Notes may waive any past defaults, except for default in certain covenants a provided in the Notes, which require unanimous consent. The holders of Notes of at least a majority in aggregate principal amount of outstanding Notes may waive an Event of Default resulting in acceleration, and annul the acceleration, of such Notes, but only if all the Events of Default have been remedied and all payments (other than those due as a result of acceleration) have been made.

MODIFICATION, WAIVER OF CERTAIN COVENANTS AND SATISFACTION OF NOTES. The rights and obligations of TrueVision and the rights of Noteholders may be modified with the consent of holders of not less than a majority in aggregate principal amount of outstanding Notes affected thereby; provided that TrueVision may make no such modification without the consent of each Noteholder affected thereby if such modification would (1) impair or affect the rights of such Noteholder to receive principal and interest in accordance with the terms of the Notes; (2) impair or affect the right to institute suit for the enforcement of any such payment (except as to postponement of an interest payment as provided below), or (3) modify the foregoing requirements. The holders of not less than seventy-five percent (75%) in aggregate principal amount of outstanding Notes may consent to a postponement of any interest payment for a period not exceeding three years from its due date.

The holders of a majority in aggregate principal amount of outstanding Notes may waive TrueVision's compliance with certain restrictive provisions of the contained in the Notes.

The Notes shall be satisfied and discharged when (i) either (a) all authenticated and delivered Notes have been delivered to the Company for cancellation; or (b) all Notes not delivered for cancellation are or will be due and payable, or are to be called for redemption, within six months, and TrueVision has deposited sufficient amounts to pay the amounts due on the Notes;
(ii) TrueVision has paid all other sums payable by TrueVision under the Notes; and (iii) TrueVision has delivered a certificate of an officer of TrueVision and an opinion of counsel stating that all conditions precedent to discharge have been completed.

RESTRICTIONS ON DIVIDENDS. For such time as the Notes remain outstanding, TrueVision will not declare or pay any cash dividends or dividends in kind on its shares of Common Stock other than dividends payable solely in shares of TrueVision Common Stock.

LIMITATION ON LIQUIDATION. Neither the board of directors nor the holders of Common Stock shall adopt a plan of liquidation that provides for (i) the sale, lease, conveyance or other disposition of all of the assets of TrueVision, other than all or substantiallly all of its assets in their entirety, and (ii) the distribution of all or substantially all of the proceeds of such transaction, or of the remaining assets of TrueVision, to the holders of Common Stock or Preferred Stock unless TrueVision, prior to making any liquidation distribution pursuant to such plan, makes provision for the satisfaction of its obligations as to the payment of principal and interest on the Notes.

RESTRICTIONS ON TRANSFERABILITY. Securities, including the Notes and Warrants, issued by the Company have not been registered under the Securities Act, or under any state laws in reliance upon the "private offering" exemptions pursuant to Section 4(2), Section 4(6), and Rule 506 of Regulation D, promulgated thereunder, and upon similar "private offering" exemptions from registration under various state securities laws. The availability of such exemptions is dependent, in part, upon a prospective purchaser acquiring the Units for investment purposes only and not with a view to or for resale in connection with any distribution of such Units. The Units may not be sold or otherwise transferred without registration under applicable securities laws or exemptions therefrom.

The Company intends to place a legend on the documents evidencing the Notes and the Warrants which states that they have not been registered under any applicable securities laws and which sets forth or refers to the restrictions on transferability and sale of the Notes and Warrants. The Company will transcribe in its records that the Notes and Warrants are subject to transfer restrictions. By signing the Subscription Agreement, a Purchaser will agree that the Notes and Warrants will not be sold without registration under applicable securities laws or exemptions therefrom.

As a result of restrictions imposed by securities laws, there is no public or other market for the Notes or the Warrants, nor is it anticipated that any such market will develop. Until such time, if ever, as the Company completes a registration statement covering the sale or transfer of the Common Stock, owners of the Notes and the Warrants may have to hold them indefinitely and may not be able to liquidate their investment in the Company in the event of an emergency. Each purchaser should have other liquid funds sufficient to protect him against financial contingencies before making an investment in the Company.

WARRANTS. Attached to each Note are 2,500 Warrants entitling the holder to purchase up to 2,500 shares of the Company's Common Stock at a price of $8.40 per share. The Warrants must be exercised in full on or before April 15, 2004. Upon payment of the Exercise Price, the holder of a Warrant issued hereby will receive one share of Common Stock from the Company for each Warrant so exercised. To exercise a Warrant, the holder thereof must deliver to the Company before the Exercise Date (i) payment of the designated exercise price for the Warrant; (ii) the Warrant Certificate(s); and (iii) instructions as to how many Warrants are to be exercised. The Company will cause the transfer agent to issue, within 60 days after receipt of the exercise of the Warrant, one share of Common Stock for each Warrant exercised. The Warrants will be adjusted in the event of a Common Stock split, stock dividend, reverse Common Stock split, merger, consolidation or other similar change in the capital structure of the Company. However, the Warrants do not contain "anti-dilution" provisions and the Company may issue additional securities for value, without adjustment to the Warrants.

VOTING RIGHTS. Except as may be required under Delaware law, holders of the Notes and/or the Warrants have no voting rights whatsoever until such time as the Warrants are exercised and the underlying Common Stock is issued to the holder. Upon the issuance of Common Stock to the holder of the Warrants, the holder shall have the same rights as any other shareholder owning the Company's Common Stock.

REDEMPTION. The Notes are subject to early redemption by the Company, at their principal face value of $5,000 each, plus any accrued interest, without penalty, at any time before maturity. Further, the Company is obligated to effect a mandatory redemption of all outstanding Notes from the proceeds of the Company's proposed IPO. However, there can be no assurance that the Company will be successful in effecting any such IPO. (See "Risk Factors" and "Proposed Public Offering")

REGISTRATION RIGHTS. The Company is obligated to register the shares of Common Stock issuable upon exercise of the Warrants attached to the Notes (the "Warrant Shares") in certain registration statements for Common Stock filed by the Company with the Commission. If a registration statement is not effective on or before December 31, 1999, then a "one-time" demand registration right will accrue to all holders of the Warrants, as a group, in lieu of such "piggy-back" registration rights. Such demand registration rights will, however, be subject to any requirements of the Company's underwriter and a single registration shall be filed pursuant to all shareholder demand rights. The holders of such Common Stock shall be entitled to sell the same simultaneously with and upon the terms and conditions as the securities sold for the account of the Company being sold pursuant to such registration statement, subject to any applicable limitations which may be reasonably imposed by the underwriter, receipt of minimum proceeds by the Company and other terms of the registration rights agreement and the registration statement. In addition, certain other holders of Common Stock and other securities have been granted demand and/or piggyback registration rights.

The Company intends to place a legend on the document evidencing that the Warrants have not been registered under any applicable securities laws and which sets forth or refers to the restrictions on transferability and sale of the Warrants prior to exercise. The Company will note in its records that the Warrants are subject to transfer restrictions. By signing the Subscription Agreement, all purchasers will agree that the Warrants will not be sold without registration under applicable securities laws or exemptions therefrom.

Since, as a result of restrictions imposed under securities laws, there is no public or other market for the Warrants, or the underlying Common Stock, nor can there be any assurances that any such market will develop, holders of the Warrants may have to hold them indefinitely and may not be able to realize any economic benefit from their exercise.


                                   MANAGEMENT

OFFICERS AND DIRECTORS.

Pursuant to the Articles of Incorporation, as amended, all directors will be elected to hold office on a "staggered-term" basis and divided into three classes: (i) Class One to have a term expiring at the annual meeting next ensuing, and (ii) Class Two to have a term expiring one year thereafter, and
(iii) Class Three to have a term expiring two years thereafter. This will result in a staggering of the directors' terms consistent with the Company's desire to preserve continuity of directorships. All directors shall serve until the annual meeting of the stockholders coinciding with the completion of their term, or until a qualified successor is elected. Directors may only be removed for "cause", as defined in the Bylaws. In addition, at such time as the Company qualifies for listing its securities on a recognized national securities exchange, certain "corporate governance" requirements imposed by each securities exchange must be complied with in order to continue the Company's listing on such exchange(s). There are currently only three directors of the Company.

The executive officers and directors of the Company are:

  NAME             POSITION                            TERM(S) OF OFFICE
 -----             ---------                           -----------------

John C. Homan     Chief Executive Officer/        Two years from April 15, 1998
                  President/Treasurer/Director
Frank J. Seifert  Exec. Vice President/Secretary  Two years from April 15, 1998
                  Director
Gary Rasmussen    Director                        One year from April 15, 1998

JOHN C. HOMAN, President, Director, Treasurer, 47, founded the Company and is its President and Chief Executive Officer. Mr. Homan was involved in the formation of several Centers while associated with ClearVision Laser Centers, before forming TrueVision. In addition to his venture capital experience with Cardiff Capital, he was a Consultant to various early stages, high-tech medical ventures. Mr. Homan has served as President, Chief Operating Officer, Vice President of Sales and Marketing, General Counsel, as well as Chief Financial Officer. He is currently president of IMTE, Inc., a management consulting firm specializing in developing early stage companies, TVLC Finance, Inc., a specialty finance company, MTE/Triad, a venture leasing company, and TrueVision Laser Centers, Inc., a private company involved in laser center development company. Mr. Homan has been involved in the medical industry since 1979 when he became Division Controller for Picker International, a $1.0 billion worldwide manufacturer of medical diagnostic imaging equipment. After being selected to assume operational responsibilities within that company's newly created $100 million service division, Mr. Homan was intimately involved in the launch of new technologies including MRI (Magnetic Resonance Imaging), CT and Ultrasound. His other positions at Picker included Marketing Manager, National Account Service Manager and Sales Manager. He previously worked for ITT where he served as assistant General Counsel and financial manager responsible for more than 450 separate operating locations. Mr. Homan has a bachelor's degree in accounting and marketing from the University of Akron and a Juris Doctorate from Cleveland-Marshall College of Law and is a licensed attorney and a member of the American Bar Association. He is also an instrument rated pilot.

FRANK J. SEIFERT, Executive Vice President, Secretary, Director, 54, served four years in the United States Air Force as a Staff Judge Advocate. Over the past twenty years, Mr. Seifert has been actively involved in the venture capital and equity markets. He has structured and capitalized substantial Partnership Investment Offerings. Mr. Seifert was Vice President with ENI Companies, Vice President for Remco Oil & Gas and Corporate Counsel for Huntington Energy Corporation. Most recently, Mr. Seifert serves on the Board as President and CEO of American Natural Gas Corporation and president of Sheffield Equities, an early stage venture capital firm. In addition to experience in sales management, Mr. Seifert structured and marketed venture capital real estate and business development programs. Mr. Seifert received a Bachelor of Arts degree in Business Administration and Economics from St. Thomas College. He received his Juris Doctorate from the William Mitchell College of Law and is a licensed attorney.

GARY A. RASMUSSEN, Business Consultant and Director, 48, has an extensive background spanning over 25 years as an entrepreneur with a broad base of knowledge and "hands-on" experience in all phases of business development having been a founder, chief executive officer or director of several publicly-held corporations in the areas of cable television, investment banking, mortgage banking and motion pictures. He has extensive experience in raising debt and equity capital for both public and private enterprises, implementing short and long term business planning and strategic concepts, acquisitions and divestitures, and has played a leading role in spearheading several publicly-held corporations from their inception. He is also skilled in strategic acquisitions, business development, and implementation of marketing concepts. Mr. Rasmussen is currently the co-founder and Chairman of NU Quest Health Technologies, Inc., a multi-faceted corporation engaged in the development, manufacturing and marketing of health and Internet-related technologies, using Infomercials. Mr. Rasmussen has assisted the Company in its acquisition of TrueVision Laser Center of Albuquerque, and plans to assist the Company in its growth and strategic business planning as a Director. Mr. Rasmussen holds a Bachelor's Degree in Business Administration and attended law school at Western Michigan University. He is also a licensed commercial pilot.

ALLISON EVANS, Vice President of Business Development, 35, joined TrueVision in December 1995 as Controller. Ms. Evans is a Certified Public Accountant, who began her professional career in the audit department of Ernst & Young in 1988. Her audit experience includes both high technology and biomedical clients. She has served as the

Director of Business Services for the Schmidt Accountancy Corporation for the past three years. In that capacity, she has been responsible for the coordination and control of new account development. Ms. Evans has a bachelor's degree in business administration from St. Mary's College and an MBA in marketing from the University of San Diego.

BOARD OF DIRECTORS COMPENSATION. Members of the board of directors will receive an amount yet to be determined for their participation. They will be required to attend a minimum of four meetings per fiscal year. All expenses for meeting attendance or out of pocket expenses connected directly with their board representation will be reimbursed by the Company. Director liability insurance will be provided to all members of the board of directors. No differentiation is made in the compensation of "outside directors" and officers of the Company serving in that capacity.

INDEMNIFICATION. The Company shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Delaware, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or served any other enterprise as director, officer, employee or contractor at the request of the Company. The board of directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee or contractor of the Company.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the corporation, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues. INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING THE COMPANY FOR LIABILITIES ARISING UNDER THE SECURITIES ACT IS HELD TO BE AGAINST PUBLIC POLICY BY THE COMMISSION AND IS THEREFORE UNENFORCEABLE.


                             MANAGEMENT COMPENSATION

COMPENSATION. Cash compensation is based upon the experience and qualifications of those involved and has been set at levels below what would be considered the market wage rate for the various jobs performed. In exchange for accepting reduced cash compensation at this time, all current employees have accepted stock as partial remuneration and will participate in the Company's non-qualified stock option program. Amounts above the initial minimum compensation will be based upon each employee achieving specified goals as well as the Company achieving specified milestones.

EXECUTIVE COMPENSATION. The Company has entered into employment agreements with certain key personnel and intends to enter into similar agreements with other key personnel as they are identified and hired. These agreements provide for (a) monthly compensation in the form of a salary; (b) group insurance; (c) incentive compensation in the form of cash bonuses and stock options; and (d) other benefits consistent with the industry that are determined to be appropriate by the board of directors of the Company. These agreements assure that Management is clearly focused upon creating value in the stock of the Company, minimizing dilution, maximizing market penetration, and maximizing the profit potential for the shareholders. These agreements are binding and can only be terminated for just and reasonable cause. The Company believes that this combination of incentives, contractual requirements and commitments provides assurance to the shareholders of the continuity and focus of Management and creates a unified objective. The table below summarizes the annual base salaries of the officers, directors and key employees:

           NAME                   TITLE                                  BASE SALARY     STOCK OPTIONS
           ----                   -------                                ------------   --------------
     John C. Homan (1)            CEO, President, Director               $96,000             218,750
     Frank J, Seifert (2)         Executive V.P., Secretary, Director    $60,000              - 0 -
     Allison Evans (3)            V.P. Business Development              $84,000              58,333
     Gary A. Rasmussen (4)        Consultant, Director                   $- 0 -               14,583


     NOTES:

     (1) Cash and stock option bonuses are based upon the number of Image Enhancement Centers opened by the Company and the profitability of the Company and the Image Enhancement Centers in the aggregate.

     (2) Cash bonuses are based upon the Company achieving various levels of capitalization.

     (3) Cash and stock bonuses are based upon the achievement of various patient volumes and profitability at each Image Enhancement Center.

     (4) Compensation is based upon a per project, or hourly basis, with no fixed salary amount.


EMPLOYEE STOCK OPTIONS. Pursuant to the Company's 1998 Incentive Stock Plan, the board of directors was authorized to grant stock options to its consultants, employees, executive officers and directors to purchase an aggregate of 7,500,000 shares of Common Stock at $.36 per share. However, in connection with its proposed IPO, and in compliance with the provisions of its preliminary agreement with Dirks & Company, the Company's board of directors has approved a resolution to limit the total number of options that can be granted to 458,333. The option term is ten years from the date of issuance and carries a "cashless exercise" provision whereby the holder may exercise the option and may tender payment for the option shares by surrendering a number of shares of Common Stock whose value would equal the cash required to exercise an additional number of options. Pursuant to this plan, the Company has granted options to purchase an aggregate amount of 458,333 shares of Common Stock, which were outstanding as of the date of this Memorandum. The table below lists the outstanding options granted to all consultants, directors, employees and officers of the Company:

                              RELATIONSHIP                      INCENTIVE STOCK
   NAME                       TO COMPANY                       OPTIONS GRANTED
   ---------------            --------------                   ----------------
   John C. Homan              CEO/President / Director            218,750
   Frank Seifert              Executive V.P./ Director             - 0 -
   Gary A. Rasmussen          Consultant / Director                14,583
   Alison Evans               V.P.                                 58,333
   Pamela Medley              Former Employee                      83,333
   Dr. Donald Rodgers         Medical Director - TVLCA             83,334
   ------------------         ------------------------           ---------
   TOTAL OPTIONS GRANTED                                          458,333

                             PRINCIPAL SHAREHOLDERS

There are currently 2,275,174 shares of Common Stock issued and outstanding, and no Preferred Stock has been issued. The following table and notes thereto set forth certain information regarding beneficial ownership of the Company's Common Stock as of March 31, 1999, by (i) all those known by the Company to be beneficial owners of more than 5% of the Company's Common Stock, (ii) all of the Company's directors and executive officers, and (iii) all directors and executive officers of the Company as a group. Pursuant to the rules of the Commission, shares of Common Stock which an individual or group has a right to acquire within sixty (60) days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage of ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. The percentage of ownership of the persons listed below assumes full exercise of all Warrants offered as a part of the Units offered by the Company.

                                [TABLE TO FOLLOW]

                                AMOUNT OF SECURITIES BENEFICIALLY               PERCENTAGE OF COMMON STOCK BENEFICIALLY
DIRECTORS, OFFICERS                               OWNED                                              OWNED
AND 5% SHAREHOLDERS                   COMMON STOCK       OPTIONS       TOTAL         PRIOR TO OFFERING     AFTER OFFERING
----------------------                --------------------------------------         ------------------    --------------

John C. Homan (1)                       666,667          218,750      885,417              38.9%               31.9%
1720 Louisana Street
Suite 100
Albuquerque, NM  87110

Frank J. Seifert (2)                    350,000           - 0 -       350,000              15.4%               12.6%
751 7th Ave.
San Diego, CA  92101

Gary A. Rasmussen                        - 0 -            14,583       14,583                *                   *
751 7th Avenue, Suite M
San Diego, CA  92101

Alison Evans (3)                         74,074           58,333        132,407              5.8%               4.8%
1720 Louisana Street
Suite 100
Albuquerque, NM

Howard Silverman                        391,667           - 0 -         391,667             17.2%              14.1%
1720 Louisana Street
Suite 100
Albuquerque, NM

TrueVision Laser Centers, Inc.          670,370           - 0 -         670,370             29.5%              24.3%
751 7th Avenue, Suite M
San Diego, CA  92101
--------------------------------------------------------------------------------------------------------------------

All directors and executive
officers as a group (4 persons)       1,090,741          291,666      1,382,407             60.8%              49.8
-------------------------------

NOTES:

(1) Includes 41,667 shares of Common Stock owned by MTE/Triad, Inc., a company which is 99% owned by Mr. Homan, but does not include 264,408 shares held by TVLC in which Mr. Homan has an indirect beneficial interest in. (See "Principal Shareholders - Securities Held By TrueVision Laser Centers, Inc.").

(2) Does not include 63,773 shares held by TVLC in which Mr. Seifert has an indirect beneficial interest in. (See "Principal Shareholders - Securities Held By TrueVision Laser Centers, Inc.").

(3) Does not include 4,783 shares held by TVLC in which Ms. Evans has an indirect beneficial interest in. (See "Principal Shareholders - Securities Held By TrueVision Laser Centers, Inc.").

SECURITIES HELD BY TRUEVISION LASER CENTERS, INC. Pursuant to the merger transaction wherein the Company acquired an eighty-four (84%) percent interest in TrueVision Laser Center of Albuquerque (now a subsidiary of the Company), the Company issued 4,666,667 shares of Common Stock, plus warrants to purchase an additional 4,666,667 shares of Common Stock (adjusted to reflect a one-for-four, reverse split of the Company's shares on April 15, 1998) to TrueVision Laser Centers, Inc. (TVLC). Pursuant to a resolution of TVLC's board of directors, dated July 10, 1998, TVLC effectively transferred 1,500,000 shares and 840,000 shares of the Company's Common Stock to John C. Homan and Frank J. Seifert, respectively, as consideration for past due wages, leaving TVLC with a balance of 2,326,667 shares of the Company's Common Stock. After giving effect to the one for 2.4 reverse stock split on March 31, 1999, the shares of the Company's Common Stock transferred by TVLC to Mr. Homan and Mr. Seifert have been adjusted to reflect 625,000 shares and 350,000 shares, respectively, and the Common Stock now held by TVLC has been adjusted to reflect 670,370 shares. All warrants previously held by TVLC have expired. The voting control of the Company's securities held by TVLC is vested in the board of directors of TVLC, which is comprised entirely by persons who are also directors of the Company. In other words, the Company is under common control with TVLC.

The following table sets forth the stock ownership in TVLC, which is held by the directors and officers of the Company, along with their respective positions and titles with TVLC, and the effective indirect ownership of the Company's Common Stock (calculated as though the securities were distributed to TVLC shareholders on a pro-rata basis) held in the name of TVLC, as of March 31, 1999:



                                                                                     EFFECTIVE INDIRECT OWNERSHIP
                                                   COMMON STOCK                         OF THE COMPANY'S
NAME              TVLC POSITION                 BENEFICIALLY OWNED        PERCENTAGE         COMMON STOCK
-------           --------------               -------------------        -----------        -------------
John C. Homan     CEO, President, Director            1,658,446 (a)           39.44%            264,408
Frank Seifert     Executive V.P., Director              400,000                9.51%             63,773
Gary Rasmussen    Director                               - 0 -                 0.00%             - 0 -
Alison Evans      V.P.                                   30,000                0.71%              4,783
-------------     -----                                  ------               -----            --------

Directors and officers as a group                     2,088,446               49.66%            332,964

(a) Includes: 100,000 shares owned directly; 900,000 shares owned by the Homan Family Trust, of which John Homan is the Trustee and beneficial owner; 600,000 shares owned by MTE/Triad, Inc., which is 100% owned by TVLC Finance, Inc. (TVLC Finance, Inc. is 99% owned by John Homan); and 58,446 shares owned by TVLC Finance, Inc.
    (99% owned by John Homan).


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


The Company has entered into a three year employment agreement with John Homan. The terms of this agreement provide for a base salary for the fiscal year ended September 30, 1999 of $96,000 and a bonus equal to ten percent of the net profit from operations to be paid in cash or stock. The salary for each additional year is to be the greater of the base salary of the previous year plus five percent or seventy-five percent of the previous year's gross compensation. Further, the Company has entered into a management continuity agreement with Mr. Homan that provides for his continued involvement in his present capacity for three years should a change of control of the Company occur.

Mr. Homan serves as president of TVLC Finance, Inc. ("TVLC Finance"), a Nevada corporation. TVLC Finance is a specialty finance company that provides patient financing and equipment leasing for the Company at competitive rates to the market. In certain cases it is in a position to provide financing that may not be available to the Company from other sources for certain transactions. TVLC Finance also owns ninety-six percent of MTE/Triad, Inc., a Nevada corporation ("MTE/Triad") that has provided financing in the past to Truevision Laser Centers of Albuqueurque, Inc. This financing was arranged by MTE/Triad through the syndication of a private placement offering with Ophthalmologists and Optometrists in New Mexico. In settlement of a dispute between the Company and MTE/Triad regarding penalties for unpaid interest that was owed by TrueVision Laser Centers of Albuquerque, Inc. for the period June 1996 through April 1998, TVLC agreed to transfer 41,667 (as adjusted for the 1 for 4 reverse stock split) of its shares of the Company to MTE/Triad. MTE/Triad agreed to waive any penalties that may otherwise be due from the non-payment of this interest due. Mr. Homan is president and a director of MTE/Triad and is the principal shareholder of that company.

Mr. Homan also serves as president and a director TVLC. Until April 15, 1998, TVLC held the eighty-six percent ownership interest in TrueVision Laser Centers of Albuquerque, Inc. that was then acquired by the Company. As of that date, TVLC ceased active operations and is presently evaluating its financial options. However, it is precluded from operating laser vision centers in competition with the Company.

In March 1998, the Company entered into a consulting agreement with Wilbur F. Noyes ("Mr. Noyes") for advisory services. The compensation for these services is $4,000 per month for a period of two years ending in February 2000. In addition Mr. Noyes was to receive warrants to purchase the Company's Common Stock. On April 1, 1999, this agreement was modified. As modified, the agreement eliminates the warrants to Mr. Noyes and converts a portion of the consulting fees that had been earned but were unpaid into 17,500 shares of the Company's Common Stock.

In April 1998, the Company entered into a consulting agreement with Dr. Howard Silverman, that provided for compensation during 1998 of $5,000 per month. Commencing in July 1999 the consulting fees increase to $7,000 per month. The term of this agreement is three years, expiring in March 2001. To date, these consulting fees have not actually been paid, but have accrued.

                              PLAN OF DISTRIBUTION

The Units are being offered on a "best efforts" basis by the Company's officers and directors (without compensation). The Company reserves the right to utilize selected registered securities broker-dealers and/or commissioned sales agents to undertake the sale of its Units. However, as of the date of this Offering, there are no agreements with any such broker-dealers or sales agents. Such broker-dealers or sales agents may receive a sales commission of up to 10% for any Units sold by them, plus a non-accountable expense allowance of 3%. No commission will be paid for sales generated by the Company or its personnel. There is no assurance that any or all of the Units will be sold. The Offering will terminate on June 30, 1999, or earlier upon the sale of all 200 Units. However, the Company reserves the right to terminate this Offering without notice at any time prior to the sale of all of the Units, or to extend this Offering without notice for a period of 90 additional days or as allowable by securities laws. The aggregate offering price and number of Units offered hereby was determined arbitrarily by the Company after considering the financial condition of the Company, its business potential and the anticipated cash needs for the next nine months. (See "Risk Factors", "Terms of the Offering" and "Description of Securities")


                         SUMMARY OF PROMOTIONAL MATERIAL

The Company has summarized the Offering and portions of this Memorandum in an Investment Summary for use in conjunction with the Offering. The Investment Summary does not constitute an offer to sell or solicitation of any offer to buy the Units. Such offers or solicitations of offers are made only through this Memorandum.


                                LEGAL PROCEEDINGS

The Company is not involved in any legal proceedings as of the date of this Memorandum.


                                  LEGAL MATTERS


Certain legal matters in connection with the Offering will be passed upon for the Company by Gregory Bartko, Esq., of the Law Office of Gregory Bartko, of Atlanta, Georgia.

                          INDEX TO FINANCIAL STATEMENTS



CONSOLIDATED FINANCIAL STATEMENTS OF TRUEVISION INTERNATIONAL, INC.


Consolidated Balance Sheet as of September 30, 1998, and December 31, 1998
(unaudited)...................................................................

Consolidated Statement of Operations for the Fiscal Year ended September 30,
1998 & three months ended December 31, 1998 (unaudited).......................

EXHIBIT F TRUEVISION INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEET
--------------------------------------------------------------------------------


                                              SEPTEMBER 30, 1998       DECEMBER 31, 1998
                                                 (UNAUDITED)              (UNAUDITED)
ASSETS

Currents Assets:
     Accounts Receivable                         $    39,000              $    97,000
     Inventory                                         1,000                    7,000
     Other current assets                             19,000                   31,000
                                                 -----------              -----------
         Total current assets                         59,000                  135,000

Property and equipment, net                          518,000                  541,000
Goodwill                                           1,930,000                1,918,000
Other assets                                           6,000                    5,000
                                                 -----------              -----------

                                                 $ 2,513,000              $ 2,599,000
                                                 -----------              -----------
                                                 -----------              -----------

LIABILITIES AND SHAREHOLDERS' EQUITY


     Current liabilities                         $   460,000              $   613,000
     Long-term liabilities                           561,000                  531,000
                                                 -----------              -----------

         Total liabilities                         1,021,000                1,144,000
                                                 -----------              -----------


Minority interest                                         --                    1,000


Shareholders' equity:

     Common stock                                     20,000                   20,000
     Additional paid-in capital                    1,666,000                1,666,000
     Retained Earnings                              (105,000)                (163,000)
     Net income (loss)                               (89,000)                 (69,000)

Total shareholders' equity                         1,492,000                1,454,000
                                                 -----------              -----------

                                                 $ 2,513,000              $ 2,599,000
                                                 -----------              -----------
                                                 -----------              -----------


                                                                        Page - 1

TRUEVISION INTERNATIONAL, INC.

CONSOLIDATED STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------




                                              FISCAL YEAR ENDED    THREE MONTHS ENDED
                                             SEPTEMBER 30, 1998    DECEMBER 31, 1998
                                                (UNAUDITED)           (UNAUDITED)

Revenue                                        $ 1,385,000          $ 637,000
Cost of revenue                                    827,000            424,000
                                               -----------          ----------
                                                   558,000            213,000

Operating expenses:
     General and administrative                    341,000            137,000
     Travel & Training                              24,000              9,000
     Sales and marketing                            24,000             31,000
                                               -----------          ----------
Income (Loss) from operations                      169,000             36,000


Other expense:
     Interest expense, net                          88,000             17,000
     Depreciation & Amortization                   170,000             88,000
                                               -----------          ----------



       Net Loss                                $   (89,000)         $ (69,000)
                                               -----------          ----------
                                               -----------          ----------


                                                                        Page - 2

           APPENDIX B - ALBUQUERQUE FINANCIAL RESULTS AND PROJECTIONS

The financial results for the preceding two years and the current quarter are presented as Appendix A. Revenues were up 80% for FY 1998 compared to FY 1997, far ahead of that reported by its competitor LVCI, mentioned previously in this report. Further the $248,000 loss reported in FY 1997 was virtually eliminated by FY 1998. Even more dramatic is that the running rate for the first fiscal quarter of FY 1999 is 184% of the previous year, while the December 1998 running rate of $2,311,000 is 231% of the previous year. Projections for the current fiscal year are presented as Appendix B. Those projections suggest that the Company may top $4.4 million in sales and more than $1.0 million in profit for the current fiscal year. The Company implemented its new marketing programs in November of 1998, which resulted in dramatically improved financial results by December, reporting a profit of $16,000 compared to a loss of $68,000 for the preceding quarter and a profit of $32,000 compared to a loss of $4,000 and $8,000 for the preceding two months. The Company is adding a resident optometrist in March and will hire a surgeon to work in Albuquerque and in the soon to be opened Las Vegas office. In just the first quarter after changing to the integrated format, these medical professionals are projected to add more than $440,000 in sales at a cost of just $99,000. Further improvements in the remaining quarters translate to increased profitability. Even more important is the control that the Company will then have over the complete sales process. At Appendix B, column 6, TrueVision has recast its projected FY1999 results to demonstrate the dramatic effect that changing from a "membership" center to an "integrated" center. This change would result nearly doubling profits and adding more than $1.0 million of incremental profit.

The second largest variable cost incurred in operating the laser center is the $260 per procedure royalty cost that is paid to the laser manufacturer. Continued industry pressure on these manufacturers may result in the reduction or elimination of these royalties. At Appendix B, column 7 the FY1999 projections are recast to show the impact of the elimination of these royalties, should it occur. The combined effect of the elimination of the royalty and the conversion to an integrated model will still result in a $1.5 million profit on $3.2 million of revenues, or 48%!

The increasing popularity of laser vision correction may allow for a decrease in per procedure pricing. At Appendix B, column 8, FY1999 has been recast to show the result of reducing the per procedure price by $650 (or 33%) to $1,300 per eye. Even with such a dramatic price reduction, the fully integrated model will continue to produce more than $1.0 million of profit or a fifty percent pre-tax profit.

ALBUQUERQUE FINANCIAL PROJECTIONS. The financial projections for the Albuquerque center for the three-year period ended September 30, 2001 are shown at Appendix B, C & D. Some of the assumptions used in these projections are listed below:

                  Total Equipment Cost
                           Laser                     $520,000
                           Other                      137,000

                  Revenue per Eye
                           Year 1                      $1,820
                           Year 2                       1,300
                           Year 3                       1,300

                  Member doctors receive one half of net revenue minus royalty paid per procedure TrueVision doctors are employees
                           Surgeon            $25,000 per month
                           Optometrist                  8,000
                  Advertising is 5% of revenue.
                  An additional 5% of net profit is reserved for incentives to be paid as year-end bonuses.

                  Additional 1/2 surgeon and full-time optometrist to be added to third year costs.

SCHEDULE B1 - COMPARATIVE INCOME FOR FY 9/30/97, FY 9/30/98 AND QUARTER ENDED 12/31/98

SCHEDULE B2 - PROJECTED INCOME FOR FISCAL YEAR 1999

SCHEDULE B3 - PROJECTED INCOME FOR FISCAL YEAR 2000

SCHEDULE B4 - PROJECTED INCOME FOR FISCAL YEAR 2001


                                                                        Page - 3

                                                                      Page - 4

            APPENDIX C - CONSOLIDATED PROJECTED INCOME STATEMENT AND
                          NEW CENTER EXPANSION PROGRAM

NEW TRUEVISION CENTERS. As a result of its existing participation in the LVC industry, the Company has developed a comprehensive strategy to develop "integrated" centers that not only will result in a dramatic improvement in the revenues that it generates from LVC, but will also result in much greater profits from operations. Implementation of the first phase of this strategy occurred in Albuquerque in November 1997. Phase two will occur in February 1999, with the final phase occurring in April 1999. A new center is being planned for opening in April 1999. This center, to be located in Las Vegas, NV will implement this comprehensive strategy at its opening. The Company anticipates opening additional centers during 1999 after taking time to assure that it can successfully implement its strategy in the Las Vegas market. Current plans call for the opening of four additional centers during 1999. Opening dates are currently targeted for April, July, October and December respectively.

NEW CENTER PROFILE. New centers will be located in high profile locations near major population centers and have an upscale retail character and outstanding outdoor signage. Each center will consist of a combination seminar conference facility that can seat approximately fifty prospective patients. These facilities will be equipped with sophisticated multi-media presentation capabilities and the ability to demonstrate the procedures to the prospects in real time. In addition, each facility will be equipped with an upscale waiting area, combination informed consent - sales areas, front and back office space, exam and treatment facilities and laser rooms. The average facility will occupy from 3,500 to 4,500 ft of space.

Each will employ an optometrist and a surgeon to perform laser vision correction and other procedures. Each center will also employ appropriate medical support personnel, administrative personnel and marketing and sales professionals. Each will be backed up with a regional inside sales function. The inside sales function will handle responses to advertisements as well as serve as an out bound appointment-setting vehicle. It will be responsible for scheduling free evaluations at the center, as well as booking guests for seminars. Seminars will be conducted three evenings per week and on weekends. It is anticipated that approximately 100 prospects will be introduced to the Company's technologies per week.


FINANCIAL PROJECTIONS. The financial projections for a sample new center are shown at Appendix E. Some of the assumptions used in these projections are listed below:

                  Total Equipment Cost
                           Laser                     $552,000
                           Other                      264,000
                  Revenue per Eye
                           Year 1                      $1,500
                           Year 2                       1,300
                           Year 3                       1,300
                  Member doctors receive one half of net revenue minus royalty paid per procedure

                  TrueVision doctors are employees
                           Surgeon            $25,000 per month
                           Optometrist                  8,000
                  Advertising is $20,000 per month plus 5% of revenue for first six months, 5% of revenue thereafter.

                  An additional 5% of net profit is reserved for incentives to be paid as year-end bonuses.

                  Additional 1/2 surgeon and full-time optometrist to be added to third year costs.

TRUEVISION INTERNATIONAL CONSOLIDATED RESULTS. TrueVision intends to expand its Network of centers in 1999 and beyond with the establishment of new centers in larger metropolitan markets. The consolidated financial projections reflected on Schedules C-2, C-3 & C-4 represent centers being added on the following schedule:


                                                                        Page - 5

   July 1999                                   Open Center 2

   October 1999                                Open Center 3

   December 1999                               Open Center 4

   February 2000                               Open Center 5

   April 2000                                  Open Center 6

   June 2000                                   Open Center 7

   August 2000 - May 2001             Open One Center Per Month (Total 18)

   June 2001 - September 2001         Open Two Centers Per Month (Total 26)

   October 2001 - March 2002          Open Three Centers Per Month (Total 44)


The total expenditure for Administrative and Marketing costs are recorded at 1.0% and 6.5% respectively and will be used to fund the requirements of the corporate infrastructure. It is assumed that this level of funding is sufficient to meet all of the financial needs of the corporate infrastructure


SCHEDULE C-1      PROJECTED NEW CENTER INCOME STATEMENT

SCHEDULE C-2      CONSOLIDATED PROJECTED INCOME, FISCAL YEAR ENDED SEPTEMBER 30, 1999

SCHEDULE C-3      CONSOLIDATED PROJECTED INCOME, FISCAL YEAR ENDED SEPTEMBER 30, 2000

SCHEDULE C-4      CONSOLIDATED PROJECTED INCOME, FISCAL YEAR ENDED SEPTEMBER 30, 2001


                                                                        Page - 6

                                                                      Page - 7

EXHIBIT "A"

                             FORM OF PROMISSORY NOTE


                         TRUE VISION INTERNATIONAL, INC.
                               13% PROMISSORY NOTE


$25,000                                                  Albuquerque, New Mexico
                                                                 April ___, 1999


         FOR VALUE RECEIVED, the undersigned, True Vision International, Inc., a Nevada corporation (the "Maker"), hereby promises to pay to the order of ________________ (the "Payee"), at Payee's address at
______________________________, or such other address which Payee may specify by written notice to Maker, in Federal or other funds immediately available at the Payee's address, the principal sum of TWENTY-FIVE THOUSAND DOLLARS ($25,000.00), together with interest, as described below.

         This Note has been executed and delivered pursuant to, and is subject to and governed by, that certain Subscription Agreement (the "Subscription Agreement") dated as of April ___, 1999, by and between Payee and Maker, as amended and modified from time to time. This Note is the "Note" referred to in the Subscription Agreement and the Maker's Offering Memorandum dated April __, 1999. Unless otherwise defined in this Note or unless the context of this Note otherwise requires, capitalized terms not otherwise defined in this Note have the meanings ascribed to them in the Subscription Agreement. The interest on this Note shall be payable as it accrues on the principal balance on May 1, 1999 and on the first day of each calendar month thereafter (unless the first day of the month is not a Business Day, then on the next succeeding Business Day) until maturity of the Note. The entire principal balance of this Note and all accrued but unpaid interest on this Note shall be due and payable on April 15, 2000.

           Interest shall be computed based on the number of actual days elapsed, but assuming a calendar year of 360 days. Subject to the terms and conditions of the Subscription Agreement, Maker shall be entitled to prepay the principal of this Note from time to time and at any time, in whole or in part, without penalty.

         Upon the occurrence and during the continuance of an Event of Default, and upon the conditions stated in the Subscription Agreement, the holder of this Note (the "Holder") may, at its option, declare the entire unpaid principal of and accrued interest on this Note immediately due and payable (provided that, upon the occurrence of certain Events of Default, and upon the conditions stated in the Subscription Agreement, such acceleration shall be automatic), without notice, demand, or presentment, all of which are hereby waived, and the Holder shall have the right to offset against this Note any sum or sums owed by the Holder to Maker. Interest shall accrue on any amounts that are past due on this Note from the date due until paid at the Default Rate of eighteen (18%) per annum; provided that in no event shall the rate charged under this Note exceed the Maximum Lawful Rate.

         If at any time the rate of interest calculated under this Note (the "Note Rate") exceeds the Maximum Lawful Rate, the rate of interest under this Note shall be limited to the Maximum Lawful Rate, but any subsequent reductions in the Note Rate shall not reduce the rate of interest on this Note below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the Note Rate had at all times been in effect. If at the maturity (stated or by acceleration) or at the final payment of this Note the total amount of interest paid or accrued on this Note is less than the amount of interest which would have accrued if the Note Rate had at all times been in effect with respect thereto, then at such time the Maker shall pay to the Holder an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Note Rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on this Note.

         Maker, and each surety, endorser, guarantor, and other party ever liable for payment of any sums of money evidenced by this Note, jointly and severally waive presentment and demand for payment, protest, notice of protest and nonpayment, and notice of acceleration and the intention to accelerate, and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions,


                                                                        Page - 8
indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

         THIS NOTE AND THE OTHER TRANSACTION DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES

                         True Vision International, Inc.


                         By:
                            -----------------------------------
                              Name:  John C. Homan
                              Title: Chief Executive Officer


                                                                        Page - 9

                                   EXHIBIT "B"

                                 FORM OF WARRANT

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED WITHOUT (I) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR (II) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.



                               WARRANT TO PURCHASE
                            SHARES OF COMMON STOCK OF
                         TRUEVISION INTERNATIONAL, INC.

                           (VOID AFTER APRIL 15, 2004)


         THIS CERTIFIES THAT, for value received, ___________________________ is entitled to subscribe for and purchase from TrueVision International, Inc., a Delaware corporation ("Company"), ______ of the Company's $.001 par value, Common Stock (as adjusted pursuant to provisions hereof, the "Shares"), for cash or cashier's or certified check at a price per share of $8.40 (such price and such other price as shall result, from time to time, from adjustments specified herein is herein referred to as the "Warrant Price"), at any time on or before April 15, 2004 ("Expiration Date"), subject to the provisions and upon the terms and conditions hereinafter set forth.

1. METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT. The purchase right represented by this Warrant may be exercised by the holder hereof (the "Holder"), in whole or in part, at any time and from time to time prior to the Expiration Date, by the surrender of this Warrant (with the Notice of Exercise form attached hereto as Schedule 1, duly filled in and signed) at the principal office of the Company, and the payment to the Company, by cash or cashier's or certified check, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the Holder(s) of record of, and shall be treated for all purposes as the record Holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be delivered to the Holder hereof as soon as possible and in any event within thirty (30) days of receipt of such notice and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof as soon as possible and in any event within such thirty-day period.

2. STOCK FULLY PAID; RESERVATION OF SHARES. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the right represented by this Warrant.

3. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. In case of any changes in the outstanding shares of Common Stock or other shares at any time receivable upon exercise of this Warrant by reason of stock dividends, split ups, recapitalizations, reclassifications, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under this Warrant in the aggregate and the Warrant Price shall be correspondingly adjusted, as appropriate, by the Company. The adjustment shall be such as will give the Holder of this Warrant on exercise for the same aggregate Warrant Price the total number, class and kind of shares as he would have owned had he continued to hold such shares until after the event requiring adjustment.

4. NOTICE OF ADJUSTMENTS. Whenever the Warrant Price shall be adjusted pursuant to the provisions hereof, the Company shall within thirty (30) days of such adjustment deliver a certificate signed by its Corporate Secretary to the registered Holder(s) hereof setting forth, in reasonable detail, the event requiring the adjustment, the amount of the


                                                                       Page - 10
adjustment, the method by which such adjustment was calculated, and the Warrant Price after giving effect to such adjustment.

5. FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

6. COMPLIANCE WITH SECURITIES ACT. The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws. This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Act and applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY TAKE PLACE WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR (ii) AN OPINION OF COUNSEL FOR THE HOLDER, WHICH IS REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

7. SHAREHOLDER RIGHTS. No Holder of the Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise thereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

8. REGISTRATION RIGHTS. If and at such time as the Company elects to register any of its Common Stock under the Securities Act of 1933, the Company shall register under the Securities Act of 1933 any Shares issued upon the exercise of this Warrant. The Company shall not be obligated, however, to register any of its shares under the Securities Act of 1933 or take any affirmative action in order to cause the Holder's sale of Shares to comply with any law except as specifically provided in this paragraph.

9. REPRESENTATIONS AND WARRANTIES. This Warrant is issued and delivered on the basis of the following:

         (a) This Warrant has been duly authorized and executed by the Company and when delivered will be the valid and binding obligation of the Company enforceable in accordance with its terms;

         (b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable; and

         (c) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Articles of Incorporation or Bylaws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, except such notice which may be required under applicable state and federal securities laws, the registration with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person.

10. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

11. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered, or shall be sent by first class mail, postage prepaid, to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated therefore on the signature page of this Warrant.


                                                                       Page - 11

12. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

13. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

14. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the state of Delaware, regardless of the fact that one or more of the parties is now, or may become, a resident of or domiciled in another jurisdiction.

15. FURTHER ASSURANCES. The parties covenant that they will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out this Warrant.

                           TRUEVISION INTERNATIONAL, INC.




                           BY:
                               --------------------------------------
                                   JOHN C. HOMAN
                           TITLE:  PRESIDENT

                           ADDRESS: 1720 LOUISIANA STREET, SUITE 100
                                    ALBUQUERQUE, NEW MEXICO  87110


                           DATE:                     , 1999.
                                 -------------------


                                                                       Page - 12

                                   SCHEDULE 1

                               NOTICE OF EXERCISE




                       TO: TRUEVISION INTERNATIONAL, INC.

1. The undersigned hereby elects to purchase ______ shares of Common Stock of TrueVision International, Inc., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares of Common Stock in full.

2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name or names as are specified below:


(Name)
                  --------------------------


(Address)
                  --------------------------


                  --------------------------


                  --------------------------



3. THE UNDERSIGNED REPRESENTS THAT THE AFORESAID SHARES OF COMMON STOCK ARE BEING ACQUIRED FOR THE ACCOUNT OF THE UNDERSIGNED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TOWARD, OR FOR RESALE IN CONNECTION WITH, THE DISTRIBUTION THEREOF AND THAT THE UNDERSIGNED HAS NO PRESENT INTENTION OF DISTRIBUTING OR RESELLING SUCH SHARES OF COMMON STOCK ACQUIRED.



(Signature)
                  --------------------------


(Date)
                  --------------------------





                                                                       Page - 13

                                  EXHIBIT "C"

FOR OFFICE USE ONLY
------------------------------------------------------
            BROKER/DEALER NAME & ADDRESS




------------------------------------------------------

                                               Investor: ____________

                                               Investor #:____________

                             SUBSCRIPTION AGREEMENT
                                       FOR
                         TRUEVISION INTERNATIONAL, INC.
                        REGULATION D, RULE 506, OFFERING
                          13% NOTES DUE APRIL 15, 2000
                        DENOMINATED IN $5,000 INCREMENTS
                       WITH COMMON STOCK WARRANTS ATTACHED


         PERSONS INTERESTED IN PURCHASING UNITS OF TRUEVISION INTERNATIONAL, INC. ("ISSUER") MUST COMPLETE AND RETURN THIS SUBSCRIPTION AGREEMENT ALONG WITH THEIR CHECK OR MONEY ORDER TO:

                         TRUEVISION INTERNATIONAL, INC.
                         TRUEVISION INTERNATIONAL, INC.
                         1720 Louisiana Blvd., Suite 100
                          Albuquerque, New Mexico 87110
                    Phone: (877) 878-3847, or (505) 256-3534
                Fax: (505) 256-3521, E-mail: TVABQ@ROADRUNNER.COM


         Subject only to acceptance hereof by the Issuer in its discretion, the undersigned hereby subscribes for the number of Units and at the aggregate subscription price set forth below.

         An accepted copy of this Agreement will be returned to the Subscriber as a receipt, and the physical Note and Warrant certificates shall be delivered to each Subscriber within sixty (60) days of the date the Subscription Agreement is accepted by the Issuer.

         SECURITIES OFFERED - The Company is offering 13% Notes Due April 15, 2000 denominated in $5,000 increments, with 2,500 Warrants attached for each Note (offered as "Units"), entitling the holder of the Note and Warrants to acquire 2,500 additional shares of the Company's Common Stock at an exercise price of $8.40 per share. The Warrants have a term of five years from the date of issuance. The total aggregate offering amount is $1,000,000.

         MINIMUM SUBSCRIPTION - The minimum subscription amount per purchaser is five Units, which equals $25,000 in principal amount of the Notes. In connection with this subscription the undersigned hereby subscribes to the number of Units shown in the table set forth below.

         LIMITATIONS IN CERTAIN STATES - Depending on the state of residence of a Subscriber, there may be certain purchaser suitability qualifications and numerical limitations imposed on the Issuer in order to qualify the offering as exempt from securities registration within such state(s). All Subscriptions shall be subject to all applicable state securities laws and regulations.

              NUMBER OF UNITS                        =
                                                        -----------
              MULTIPLY BY UNIT PRICE                 =  X $5,000 PER UNIT
                                                        -----------------
              AGGREGATE SUBSCRIPTION PRICE           =  $
                                                        -----------


                                                                       Page - 14

TrueVision International, Inc.
Subscription Agreement
Page 2


         Check or money order shall be made payable to: TRUEVISION INTERNATIONAL, INC.

     In connection with your purchase of the Units from the Company, I/we represent and warrant as follows:

     a) Prior to tendering payment for the Units, I received a copy of and read the Company's Confidential Private Placement Memorandum dated April 6, 1999.

     b)   I am a bona fide resident of the state of _________________________.

     c) In the event that it becomes necessary to prepare and deliver to the Issuer a Purchaser Suitability Questionnaire ("Questionnaire") as a requirement of state or federal securities laws, all of the information contained in such Questionnaire is correct and accurate as of the date thereof and may be relied upon by the Issuer in complying with all applicable state securities laws and regulations.

     d) The Issuer and the other purchasers are relying on the truth and accuracy of the declarations, representations and warranties herein made by the undersigned. Accordingly, the foregoing representations and warranties and undertakings are made by the undersigned with the intent that they may be relied upon in determining his/her suitability as a purchaser. Investor agrees that such representations and warranties shall survive the acceptance of the investor as a purchaser, and the investor indemnifies and agrees to hold harmless, the Issuer, its agents, officers, directors, and its financial consultants or advisors, and each other purchaser from and against all damages, claims, expenses, losses or actions resulting from the untruth of any of the warranties and representations contained in this Subscription Agreement.

     Please register the Units that I/we am purchasing as follows:

      Name(s)__________________________________________   Date: April ___, 1999

As (check one):
____Individual    ____Tenants-in-Common     ____Existing Partnership
____Joint Tenants ____Corporation           ____Trust
____Minor with adult custodian under the Uniform Gift to Minors Act
____Tenants By The Entireties

For the person(s) who will be registered Note and Warrant holder(s):

------------------------------      -------------------------------
    Signature of Subscriber             Residence Address

------------------------------      ------------------------------
    Name of Subscriber                  City or Town

------------------------------      -------------------------------
    Signature of Co-Subscriber          State          Zip Code

------------------------------      -------------------------------
    Name of Co-Subscriber               Telephone Number

------------------------------      -------------------------------
    Subscriber Tax I.D. or              Co-Subscriber Tax I.D. or
    Social Security Number              Social Security Number


ACCEPTED BY TRUEVISION INTERNATIONAL, INC.

BY:___________________________      Date: April ___, 1999
      John C. Homan, President


                                                                       Page - 15

                                   EXHIBIT "D"


                CONFIDENTIAL PROSPECTIVE PURCHASER QUESTIONNAIRE

THIS QUESTIONNAIRE IS TO BE COMPLETED BY EACH PERSON WHO DESIRES TO INVEST IN TRUEVISION INTERNATIONAL, INC. (THE "COMPANY"). THIS MATERIAL DOES NOT CONSTITUTE AN OFFER TO SELL NOR IS IT A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. THE OFFERING WILL BE MADE SOLELY PURSUANT TO THE TERMS AND CONDITIONS OF THE PRIVATE PLACEMENT MEMORANDUM WHICH CONTAINS MATERIAL INFORMATION REQUIRED TO BE REVIEWED IN CONNECTION WITH ANY INVESTMENT DECISION.



                           ***************************



                                  INSTRUCTIONS

This Questionnaire is being given to each person who has expressed an interest in investing in the Private Placement Memorandum cited above. The purpose of this Questionnaire is to determine whether you meet certain standards, because the securities of the Company HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "SECURITIES ACT"). PLEASE CAREFULLY REVIEW THE INFORMATION PROVIDED WITHIN THE PRIVATE PLACEMENT MEMORANDUM CAREFULLY BEFORE PROCEEDING WITH THIS QUESTIONNAIRE. The Common Stock of the Company, as well as the Notes and Warrants are referred to herein as the "Securities".

Your answers will be kept confidential by the Company at all times, however, you hereby agree that the Company may present this Questionnaire to such parties as it deems appropriate in order to assure itself that the offer and sale of shares to you will not result in a violation of federal or state securities laws which are being relied upon by the Company in connection with the offer and sale thereof.




                           PRINT OR TYPE YOUR RESPONSE



                                                                       Page - 16

                                                                       Page - 17

INSTRUCTIONS: Please type or clearly print your answer, and state "no" or "not applicable" when appropriate. Please complete Section A and each other Section you are requested to complete in Question A3. If there is insufficient space for any of your answers, please attach additional pages. If the Units are to be owned by more than one individual or by a corporation or partnership, you may need extra copies from this Questionnaire. You may use photocopies or request extra copies from the Company.

SECTION A:  SUBSCRIBER INFORMATION

A1.    NAME(S) OF SUBSCRIBER(S):


      --------------------------------------------------------------------------


      --------------------------------------------------------------------------


      --------------------------------------------------------------------------

A2.  PRINCIPAL AMOUNT OF UNITS SUBSCRIBED FOR:          $
                                                        ----------------------------------------------------------------------

A3.  MANNERS OF OWNERSHIP OF SECURITIES:

                  One Individual                        Please complete Section A, B, C and, if applicable D, E and F.
       ----------

                  Husband and wife Tenants by           Please have one spouse complete Section A, B, C
       ---------- the Entirety                          and if applicable,  D, E and F. Please have both spouses complete
                                                        Section C.

                  Tenants in Common                     Please have each individual separately complete
       ----------                                       Section A, B, and C and if applicable, D, E and F.

                  Joint Tenants with Right of           Please have each individual separately complete
       ---------- Survivorship two or More              Section A, B, and C and if applicable, D, E, and F.
                  Individuals (but not husband and
                  wife)
       ----------

                  Corporate Ownership                   Please complete Section A, B, D and, if applicable, E
       ----------                                       and F for the corporation. Please haveeach person who own an equity interest in the separately complete Sections B and, if applicable, C, D, E and F.

                  Partnership Ownership                 Please complete Sections A, B and D, and each
       ----------                                       general partner and limited partner separately complete Section
                                                        B, C, D, E and F, if applicable.

                  Trust Ownership                        Please complete Sections A, B and F, if applicable,
       ----------                                        have each beneficiary and trustee of the trust separately complete
                                                         Sections B, C, D, E and F, if applicable.



                                                                        Page - 1


                                                                        Page - 2

                        SECTION B: INDIVIDUAL INFORMATION

B1.     GENERAL INFORMATION:

Name:
        -----------------------------------------------------------------

        -----------------------------------------------------------------

Age:                               Social Security Number:
       --------------------                                ---------------------

If the Securities are to be owned by two or more individual (not husband and wife), are you related to any other co-owner(s)?

               Yes                      No
--------------       ------------------

If yes, please explain the relationship(s):


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


B2.    PRINCIPAL RESIDENCE:

Address:
                ----------------------------------------------------------------

                ----------------------------------------------------------------

                ----------------------------------------------------------------

Mailing Address (if other than Principal Residence above):

Address:
                ----------------------------------------------------------------

                ----------------------------------------------------------------

                ----------------------------------------------------------------

Telephone Number: (------)-------------------------

B3.    CURRENT EMPLOYER OR BUSINESS ACTIVITY:

Company Name:
                ----------------------------------------------------------------

Address:
                ----------------------------------------------------------------


                ----------------------------------------------------------------

Telephone Number: (------)-------------------------


Principal Business:
                    ------------------------------------------------------------

Position and Title:
                    ------------------------------------------------------------


                                                                        Page - 1

Description of Duties and Responsibilities:
                                            ------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Length of Time in Present Position:
                                    --------------------------------------------

Is company publicly owned?             Yes              No
                            --------         --------
B4.    EDUCATION:

Please describe your business or professional education or training, listing any schools you have attended and degrees you have received.

Dates              School                Major                  Degrees (if any)
-----              ------                -----                  ----------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

B5.    PRIOR EMPLOYMENT OR BUSINESS ACTIVITY:

Please describe your prior employment or principal business activities during the last five years, providing all information requested below.

Company Name            Principal Position                 Description of Duties
and Address                 & Title                        and Responsibilities
-----------                 -------                        --------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

B6. FINANCIAL STATEMENT will be provided by the undersigned if requested by the Company.


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


                                                                        Page - 2

B7. NET WORTH, inclusive of the net worth of your spouse and the value of your principal residence, furnishings therein and personal automobiles:

          IT IS IMPORTANT THAT YOU CHECK THE HIGHEST APPLICABLE AMOUNT



( ) Less than $100,000        ( ) $200,000 to $249,000      ( ) $700,000 to $799,000

( ) $100,000 to $149,000      ( ) $250,000 to $349,000      ( ) $800,000 to $1,000,000

( ) $150,000 to $199,000      ( ) $350,000 to $699,000      ( ) over $1,000,000


B8. NET WORTH: Your net worth, inclusive of the net worth of your spouse and excluding the value of your principal residence, furnishings therein and personal automobiles:

          IT IS IMPORTANT THAT YOU CHECK THE HIGHEST APPLICABLE AMOUNT


( ) Less than $100,000        ( ) $200,000 to $249,000      ( ) $700,000 to $799,000

( ) $100,000 to $149,000      ( ) $250,000 to $349,000      ( ) $800,000 to $1,000,000

( ) $150,000 to $199,000      ( ) $350,000 to $699,000      ( ) over $1,000,000



B9. INCOME: (a) individual income from all sources for the calendar years 1995 and 1996 estimated income for 1997 or (b) your joint income with your spouse from all sources for the calendar year 1995 and 1996 and estimated income for 1997.

          IT IS IMPORTANT THAT YOU CHECK THE HIGHEST APPLICABLE AMOUNT


(A)    INDIVIDUAL INCOME:

                               $60,000               $100,001               $150,000              $200,000              $300,000
                                  to                    to                     To                    to                    and
                               $100,000              $149,999               $199,999              $299,000                over
1997                             ( )                    ( )                   ( )                   ( )                    ( )

1998                             ( )                    ( )                   ( )                   ( )                    ( )

1999 (est.)                      ( )                    ( )                   ( )                   ( )                    ( )


(B)    JOINT INCOME:


                               $60,000               $100,001               $150,000              $200,000              $300,000
                                  to                    to                     To                    to                    and
                               $100,000              $149,999               $199,999              $299,000                over

1997                             ( )                    ( )                   ( )                   ( )                    ( )

1998                             ( )                    ( )                   ( )                   ( )                    ( )

1999 (est.)                      ( )                    ( )                   ( )                   ( )                    ( )


                                                                        Page - 3

B10.   TAXES:

(a) Was some portion of your income during your last taxable year taxed at the highest rate for federal income tax purposes?

           Yes                 No
--------             --------

(b) Do you anticipate that some portion of your income during your current taxable year will be taxed at the highest rate for federal income tax purposes?

           Yes                 No
--------             --------


B11.    INVESTMENT EXPERIENCE:

(a) The frequency with which you invest in MARKETABLE securities is:

       ( ) often        ( ) occasionally         ( ) never

(b) The frequency with which you invest in UNMARKETABLE securities is:

       ( ) often        ( ) occasionally         ( ) never


                                                                        Page - 4

              SECTION C: CORPORATE OFFEREES OR PARTNERSHIP OFFEREES


C1.    LEGAL NAME OF CORPORATION OR PARTNERSHIP:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Fictitious Name:
                 --------------------------------------------------------------

State of Incorporation:                      Federal ID Number:
                       -------------------                     ----------------


Fiscal Year Ends:                            Number of Equity Owners:
                 -------------------------                           ----------

Name and Title of Executive Officer Executing Questionnaire:
                                                             ------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
C2.    BUSINESS ADDRESS:
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Mailing Address (if different):
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

Telephone Number:  (     )                    Fax Number:  (     )
                 ---------------------------             ----------------------

-------------------------------------------------------------------------------

C3.    NAME OF PRIMARY BANK:
                             --------------------------------------------------

-------------------------------------------------------------------------------

Address:
        -----------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Telephone Number:  (     )                   Account Type and Number:
                 -------------------------

                                          -------------------------------------

                                          -------------------------------------

Person Familiar with your Account:
                                   --------------------------------------------

C4. Was the corporation or partnership formed for the specific purpose of purchasing securities?

               Yes                                No
---------------                         ----------

Check if applicable for the corporation:

                                                                       Page - 5

               Subchapter S                 Professional
---------------                 ------------

C5.    THE UNDERSIGNED REPRESENTS AND WARRANTS AS FOLLOWS:

(a) The corporation or partnership, as the case may be, has been duly incorporated or formed (if a partnership) is validly existing as a corporation or partnership in good standing under the laws of the jurisdiction of its incorporation or formation with full power and authority to enter into the transactions contemplated by the Subscription Agreement;

(b) (i) The officers or partners of the undersigned who, on behalf of the undersigned, have considered the purchase of the shares and the advisors, if any, of the corporation or the partnership, as the case may be, in connection with such consideration, are named below in this Questionnaire, and such officers and advisors or partners, if any, were duly authorized to act for the Corporation of the partnership in reviewing such investment:

       (ii) The names and positions of the officers or partners, of the undersign who, on its behalf, have reviewed the purchase of the Share(s) are as follows:


       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------


       (iii) In evaluating the merits and risk of the purchase of the shares, the Corporation or the partnership, as the case may be intends to rely upon the advice of, or will consult with the following persons:
       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

(c) The officers of the Corporation (if not accredited investors) or the partnership who, on its behalf, have considered the purchase of the shares and advisors, if any, of the corporation or the partnership who, in connection with such consideration, together have such knowledge and experience in financial and business matters that such officers, partners and such advisors, if any, together are capable of evaluating the merits and risks of the purchase of the shares and of making an informed investment decision;

(d) Together with any corporation or group of corporations with which it files a consolidated federal income tax return, the undersigned has reserves and/or net worth adequate to permit it to satisfy any tax or other liabilities arising from its personal liability with respect to the investment and the operation thereof;

(e) The net worth of the corporation or the partnership is in excess of
$               ;
 ---------------

(f) The corporation or the partnership has had, during each of its two years, gross income from all sources of at least $____________,and
$______________respectively;

(g) The undersigned expects the corporation or the partnership to have during the current and the next year, gross income from all sources of at least $_________; and

(h) The undersigned knows of no pending or threatened litigation the outcome of which could adversely affect the answers to any question hereunder;

(i) Indicate the following if a partnership offeree: _________________________


       (1) The date _____ the partnership was formed and the state of formation

           --------------
                                                                       Page - 6

                                     ------------------------------------------
       (2) The names of each partner:
                                     ------------------------------------------

        -----------------------------------------------------------------------

        -----------------------------------------------------------------------

     PLEASE HAVE EACH INDIVIDUAL PARTNER EXECUTE A SEPARATE QUESTIONNAIRE.


                                                                       Page - 7

                             SECTION D. TRUST OFFERS


D1.    GENERAL INFORMATION:
                           ----------------------------------------------------

Legal name:
            -------------------------------------------------------------------

            -------------------------------------------------------------------

State of Formation:                           Date of Formation:
                   ----------------------------                 ---------------

            -------------------------------------------------------------------


Federal ID. No.:           Fiscal Year Ends:          No. of Beneficiaries:
                ----------                  --------                       ----

            -------------------------------------------------------------------

Principal Purpose:
                  -------------------------------------------------------------

Was the trust formed for the specific purpose of purchasing shares?    Yes   No
                                                                    ---   ---

D2.    BUSINESS ADDRESS:

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

Mailing Address:

       ------------------------------------------------------------------------


       ------------------------------------------------------------------------


       ------------------------------------------------------------------------

Telephone Number:(    )                         Fax Number: (    )
                 -----------------------------             --------------------

D3.    AUTHORIZATION:

If the trust was established in connection with a deferred compensation plan, please attach a copy of the trust organizational documents and a properly certified copy of the resolutions adopted by the trust's Board of Directors authorizing the trust to purchase shares and authorizing the trustee named below to execute on behalf of the trust all relevant documents necessary to subscribe for an purchase shares. In all cases, please attach a properly certified copy of the resolution adopted by the trustees of the trust authorizing the trust to purchase shares and authorizing the trustee to execute on behalf of the trust all relevant documents necessary to subscribe for and purchase shares.

Name of Authorized Trustee:
                            ---------------------------------------------------

D4.    NAME OF PRIMARY BANK:
                            ---------------------------------------------------

Address:

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                                                       Page - 8

-------------------------------------------------------------------------------

Telephone Number:   (  )                         Fax Number:  (    )
                   ------------------------------           -------------------


Account Type and Number:
                         ------------------------------------------------------

                         ------------------------------------------------------

Person Familiar with Your Account:
                                  ---------------------------------------------


                SECTION E. QUALIFIED PENSION PLAN ("PLAN") OFFERS


E1.    PLEASE INITIAL THE APPROPRIATE SPACE BELOW:

      a.      The plan requires the investment of each beneficiary or a
------ participant to be held in a segregated account and the plan allows each beneficiary or participant to make his own investment decisions and the decision to purchase the shares has been made by the beneficiary or participant. (Please have each such beneficiary or participant execute a separate Questionnaire.)

                                      OR

              b. The investment decision made for the Plan are made by a Plan
------ fiduciary, whether a bank, an insurance company, or a registered investment advisor.

                                      OR

       c.  The Plan has total assets exceeding $5,000,000.
------

E2.    GENERAL INFORMATION:

Legal name:
             ------------------------------------------------------------------


             ------------------------------------------------------------------

State of Formation:                             Date of Formation:
                   ----------------------------                  --------------


Federal ID. No.:          Fiscal Year Ends:     No. of Beneficiaries:
                ----------                 -----                     ----------

Principal Purpose:
                   ------------------------------------------------------------

Was the trust formed for the specific purpose of purchasing share?   Yes   No
                                                                  ---   ---
E3.    BUSINESS ADDRESS:

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------


Mailing Address:

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

                                                                      Page - 9

-------------------------------------------------------------------------------
Telephone Number:   (  )                         Fax Number:  (    )
                   ------------------------------           -------------------



E4. AUTHORIZATION: If the investment decision is being made by a beneficiary or a Plan, please attach applicable Trust documents which permit each beneficiary or participant to make his own investment plan. In all other cases, please attach a properly certified copy of the resolutions adopted by the trustees of the plan authorizing the plan to purchase shares and authorizing the fiduciary named below to execute on behalf of the plan all relevant documents necessary to subscribe for and purchase shares.

                                -----------------------------------------------
Name of authorized Fiduciary:
                                -----------------------------------------------



                                                                      Page - 10

                                -----------------------------------------------

E5.    NAME OF PRIMARY BANK:
                                -----------------------------------------------


Address:


       ------------------------------------------------------------------------


       ------------------------------------------------------------------------


       ------------------------------------------------------------------------

Telephone Number:   (  )                         Fax Number:  (    )
                   ------------------------------           -------------------

Account Type and Number:
                           ----------------------------------------------------

                           ----------------------------------------------------

Person Familiar with Your Account:
                                      -----------------------------------------

                                                                      Page - 11

The undersigned hereby represents and warrants that the foregoing statements are true and accurate to the best of the information and belief of the undersigned and the undersigned will promptly notify the Company of any changes in the foregoing answers.

-------------------------------------------------------------------------------
FOR INDIVIDUALS:

---------------------------------------------------------------
Print Name

                                                             Dated: April__1999
-------------------------------------------------------------
Signature

-------------------------------------------------------------------------------

FOR CORPORATIONS:

---------------------------------------------------------------
Name of Company

---------------------------------------------------------------
Executive Officer of Company

                                                             Dated: April__1999
-------------------------------------------------------------
Signature of Officer

-------------------------------------------------------------------------------

FOR PARTNERSHIPS:

---------------------------------------------------------------
Name of Company

---------------------------------------------------------------
Name of Partnership

                                                             Dated: April__1999
-------------------------------------------------------------
Name of Partner Executing Questionnaire

-------------------------------------------------------------------------------

FOR TRUSTS:

---------------------------------------------------------------
Name of Trust

---------------------------------------------------------------
Name of Authorized Trustee

                                                             Dated: April__1999
-------------------------------------------------------------
Signature of Authorized Trustee

-------------------------------------------------------------------------------




                                                                      Page - 12

-------------------------------------------------------------------------------

FOR QUALIFIED PENSION PLANS:

---------------------------------------------------------------
Name of Qualified Pension Plan

---------------------------------------------------------------
Name of Plan Fiduciary Executing Questionnaire

                                                        Dated             ,1997
--------------------------------------------------------      ------------
Signature of Plan Fiduciary Executing Questionnaire

OR

---------------------------------------------------------------
Name of Plan Beneficiary Executing Questionnaire

                                                        Dated             ,1997
--------------------------------------------------------      ------------
Signature of Plan Beneficiary Executing Questionnaire


-------------------------------------------------------------------------------

















                                                                      Page - 13

                                   EXHIBIT "E"

                              FINANCIAL PROJECTIONS

The attached Exhibits contains statements of summarized financial projections. The statements present, to the best of Management's knowledge and belief, the Company's expected operating income, balance sheet and significant sources and uses of cash during the projection periods. Accordingly, the projections reflect Management's judgment as of the date of the projections, of expected alternative conditions and its expected courses of action in each case. The assumptions disclosed as an integral part of the projections are those that Management believes are significant to the projections. There will usually be differences between the projected and actual results, because events and circumstances frequently do not occur as expected, and those differences may be material.

All of the schedules should be read in conjunction with the accompanying projection assumptions which are and integral part of the schedules. (See "Risk Factors" and other disclosures contained in this Memorandum) ALTHOUGH MANAGEMENT BELIEVES THE ASSUMPTIONS ON WHICH THE PROJECTIONS ARE BASED ARE REASONABLE, NO REPRESENTATION IS MADE OR SHOULD BE INFERRED WITH RESPECT TO THE ACCURACY OR COMPLETENESS OF THE "EXHIBITS" OR THE LIKELIHOOD THAT THE PROJECTIONS SET FORTH IN THE "EXHIBITS" CAN OR WILL BE ACHIEVED. NO PURCHASER SHOULD INVEST IN THE COMPANY IN RELIANCE ON THE ACCURACY OR ADEQUACY OF THE "EXHIBITS." MANAGEMENT DOES NOT INTEND TO UPDATE THESE FINANCIAL PROJECTIONS.

                                                                      Page - 14

APPENDIX A:  FINANCIAL RESULTS OF TRUEVISION LASER CENTER OF ALBUQUERQUE, INC.

TrueVision Laser Center of Albuquerque, Inc. was founded in June 1996 to perform laser vision correction in the New Mexico market. Founded as a "membership" or "community" resource for participating Ophthalmologists, the center recently developed a unique marketing formula that has resulted in a dramatic increase in patient volume and profits. Plans to add on-staff medical professionals will result in dramatically increased profitability. It will also allow for a more controlled sales cycle, which will give an improved lead conversion to sales ratio.

         FINANCIAL RESULTS. The financial results for the preceding two years and the current quarter are presented as Appendix A. Revenues were up 80% for FY 1998 compared to FY 1997. That is far ahead of the performance reported by LVCI, a competitor previously mentioned in this report. Further the $248,000 loss reported in FY 1997 was virtually eliminated by FY 1998. Even more dramatic is the running rate of 184% for the previous year recorded during the first fiscal quarter of FY 1999.The running rate for December 1998 running rate of $2,311,000 is 231% of the previous year. Projections for the current fiscal year are presented as Appendix B. They suggest that the Company may top $4.4 million in sales and more than $1.1 million in profit for the current fiscal year. The Company implemented its new marketing programs in November of 1998. They resulted in dramatically improved financial results by December, reporting a profit of $16,000 compared to a loss of $68,000 for the preceding quarter. The Company is adding a resident optometrist in March and will hire a surgeon who will cover both Albuquerque and the soon to be opened Las Vegas office. In just the first quarter of 1999 after changing to the integrated format, the medical professionals are projected to add more than $440,000 in sales at a cost of just $99,000. Further improvements in the remaining quarters translate into increased profitability. Even more important is the control that the Company will then have over the complete sales process. At Appendix B, column 6, TrueVision has recast its projected FY1999 results to demonstrate the dramatic effect that changing from a "membership" center to an "integrated" center. This change would result nearly doubling profits and adding more than $1.0 million of incremental profit.

         The second largest variable cost incurred in operating the laser center is the $260 per procedure royalty cost that is paid to the laser manufacturer. Continued industry pressure on these manufacturers may result in the reduction or elimination of these royalties. At Appendix B, column 7 the FY1999 projections are recast to show the impact of the elimination of these royalties, should it occur. The combined effect of the elimination of the royalty and the conversion to an integrated model to recover the However, in connection with its proposed IPO, and in conformity with the provisions of its preliminary agreement with Dirks & Company, the Company has elected to limited the total number of options to 458,333,majority of the 50% of revenues currently paid to the doctor for each procedure will result in a $1.5 million profit on $3.2 million of revenues, or 48%!

         The increasing popularity of laser vision correction may allow for a decrease in per procedure pricing. At Appendix B, column 8, FY1999 has been recast to show the effect of reducing the per procedure price $650 (or 33%) to $1,300 per eye. Even with such a dramatic price reduction, the fully integrated model will continue to produce more than $1.0 million of profit or a fifty percent pre-tax profit.




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                        APPENDIX B: FINANCIAL PROJECTIONS


         ASSUMPTIONS RELATED TO FINANCIAL PROJECTIONS. The financial projections for the Albuquerque center for the three-year period ended September 30, 2001 is shown at Appendix C. Some of the assumptions used in these projections are as follows:

                  Total Equipment Cost
                           Laser                     $520,000
                           Other                      137,000
                  Revenue per Eye
                           Year 1                    $  1,950
                           Year 2                       1,300
                           Year 3                       1,300

                  Member doctors one half of net revenue minus royalty paid per procedure

                  TrueVision doctors are employees
                           Surgeon            $25,000 per month
                           Optometrist                  8,000

                  Advertising is 5% of revenue.
                  An additional 5% of net profit is reserved for incentives to be paid as year-end bonuses.
                  Additional 1/2 surgeon and optometrist to be added to third year costs.

NEW TRUEVISION CENTERS. As a result of its three years of experience in the LVC industry, the Company has developed a comprehensive strategy to develop "integrated" centers. Such a structure will not only will result in a dramatic improvement in the revenues generated from LVC, but will result in much greater profits from operations. Implementation of the first phase of this strategy occurred in Albuquerque in November 1997. Phase two will occur in February 1999, and the final phase will occur in April 1999. A new center is being planned for opening in April 1999in Las Vegas, NV. It will implement this comprehensive strategy at its opening. The Company anticipates opening additional centers during 1999 after taking time to assure that it can successfully implement its strategy in the Las Vegas market. Current plans call for the opening of three additional centers during 1999. Opening dates are currently targeted for April, July, October and December respectively.

         NEW CENTER PROFILE. New centers will be located in high profile locations near major population centers. They will have an upscale retail character and outstanding outdoor signage. Each center will consist of a combination seminar - conference facility that can seat approximately fifty prospective patients. These facilities will be equipped with sophisticated multi-media presentation capabilities with the ability to demonstrate the procedures to the prospects in real time. Each facility will be equipped with an upscale waiting area, combination informed consent - sales areas, front and back office space, exam and treatment facilities and laser rooms. The average facility will occupy from 3,500 to 4,500 ft of space.

         Each Center will employ an optometrist to perform eye exams and a surgeon to perform laser vision correction and other procedures. Each center will employ appropriate medical support personnel, administrative personnel and marketing and sales professionals. Each will be backed up with a regional inside sales function. The inside sales function will handle responses to advertisements, be responsible for scheduling free evaluations at the center, and will book guests for seminars. Seminars will be conducted three evenings per week and on weekends. It is anticipated that approximately 100 prospects will be introduced to the Company's technologies per week.

         FINANCIAL PROJECTIONS. An example of financial projections for a new center is shown at Appendix D. Some of the assumptions used in the projections are listed below:

                  1.Total Equipment Cost
                           Laser                     $552,000
                           Other                      264,000

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


                  2.Revenue per Eye
                           Year 1                        $1,500
                           Year 2                          1,300
                           Year 3                          1,300

                  3.Member doctors receive one half of net revenue minus
                    royalty paid per procedure

                  4.TrueVision doctors are employees
                           Surgeon            $25,000 per month
                           Optometrist                     8,000

                  5.Advertising is $20,000 per month plus 5% of revenue for first six months, 5% of revenue thereafter.
                  6.An additional 5% of net profit is reserved for incentives to be paid as year-end bonuses.
                  7.Additional 1/2 surgeon and optometrist to be added to third year costs.

         FUNDING REQUIREMENTS. Funding for new centers is expected to be in the form of individual Limited Liability Company (LLC) offerings. Each offering will be for investment in a specific market. The LLC offerings will range in size between $500,000 and $1.0 million, depending on the requirements of the market to be developed. The first of these offerings is currently being prepared and is likely to be utilized to support the development of the Las Vegas, NV market. It is anticipated that this offering should be ready for sale by April 1999.

TRUEVISION INTERNATIONAL CONSOLIDATED RESULTS. TrueVision intends to expand itsNetwork of centers in 1999 and beyond with the establishment of new centers in larger metropolitan markets. The consolidated financial projections reflected on Appendix E represent centers being added on the following schedule:

         July 1999                          Open Center 3

         October 1999                       Open Center 4

         December 1999                      Open Center 5

         February 2000                      Open Center 6

         April 2000                         Open Center 7

         June                               Open Center 8

         August 2000 - May 2001             Open One Center Per Month

         June 2001 - September 2001         Open Two Centers Per Month

         October 2001 - March 2002          Open Three Centers Per Month


The total expenditure for Administrative (1.0%) and Marketing costs (6.5%)will be used to fund the requirements of the corporate infrastructure. It is assumed that this level of funding is sufficient to meet all of the financial needs of the corporate infrastructure.

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